UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

Cohen & Steers, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 21, 2014

Dear Fellow Shareholders:

It is our pleasure to invite you to the Cohen & Steers, Inc. 2014 Annual Meeting of Shareholders.

We will hold the meeting on Thursday, May 8, 2014, beginning at 9:00 a.m., local time, at our corporate headquarters located at 280 Park Avenue, New York, New York 10017.

The accompanying materials include the Notice of Annual Meeting, the Proxy Statement and our 2013 Annual Report to Shareholders. The Proxy Statement describes the business that we will conduct at the meeting and provides information about our company. Our Annual Report to Shareholders includes our Annual Report on Form 10-K for the year ended December 31, 2013.

Your vote is very important. Whether you plan to attend the meeting or not, we ask you to please cast your vote. You may vote your shares via the Internet, by telephone, by mail or in person at our Annual Meeting.

We look forward to seeing you at the meeting.

Sincerely,

Martin Cohen Executive Chairman	Robert H. Steers Chief Executive Officer

280 Park Avenue, New York, New York 10017-2013     Tel: (212) 832-3232     Fax: (212) 832-3622

March 21, 2014

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

We will hold the 2014 Annual Meeting of Shareholders of Cohen & Steers, Inc. at our corporate headquarters located at 280 Park Avenue, New York, New York 10017, on Thursday, May 8, 2014, beginning at 9:00 a.m., local time. At our Annual Meeting, we will ask you to:

(1)	Elect as directors the six nominees named in the enclosed Proxy Statement to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

(2)	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2014;

(3)	Approve, in a non-binding advisory vote, the compensation of our named executive officers; and

(4)	Consider any other business that is properly presented at our Annual Meeting.

As permitted under the “Notice and Access” rules adopted by the Securities and Exchange Commission, we are primarily furnishing proxy materials to our shareholders via the Internet rather than mailing paper copies of the materials to each shareholder. As a result, most shareholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) and others will receive paper copies of the Proxy Statement, the proxy card and the Annual Report to Shareholders. The Notice contains instructions on how to access the Proxy Statement and the Annual Report to Shareholders via the Internet, instructions on how to vote your shares, as well as instructions on how to request a paper or electronic copy of our proxy materials, if you so desire. We believe electronic delivery should expedite the receipt of materials, significantly lower costs and help to conserve natural resources.

Whether you received the Notice or paper copies of our proxy materials, the Proxy Statement, our Annual Report to Shareholders, and any amendments to the foregoing materials that are required to be furnished to shareholders will be available for you to review online by following the instructions contained in the Notice or proxy card. You also may view our proxy materials at https://materials.proxyvote.com/19247A.

The Board of Directors has fixed the close of business on March 14, 2014 as the record date for the determination of shareholders entitled to receive notice of, and to vote on, all matters presented at our Annual Meeting or any adjournments thereof. Your vote is very important. Whether you plan to attend the meeting or not, we ask you to please cast your vote. You may vote your shares via the Internet, by telephone, by mail or in person at our Annual Meeting.

By Order of the Board of Directors,

Francis C. Poli Corporate Secretary

280 Park Avenue, New York, New York 10017-2013     Tel: (212) 832-3232     Fax: (212) 832-3622

March 21, 2014

PROXY STATEMENT

These proxy materials are being delivered in connection with the solicitation by the Board of Directors of Cohen & Steers, Inc., a Delaware corporation (“Cohen & Steers,” the “company,” “we” or “our”), of proxies to be voted at our 2014 Annual Meeting of Shareholders and at any adjournment or postponement thereof.

You are invited to attend our 2014 Annual Meeting of Shareholders on Thursday, May 8, 2014, beginning at 9:00 a.m., local time. The Annual Meeting will be held at our corporate headquarters located at 280 Park Avenue, New York, New York 10017. You may obtain directions to our Annual Meeting location by calling our Corporate Secretary at (212) 832-3232.

We expect that this Proxy Statement, the accompanying form of proxy card and the Notice of Internet Availability of Proxy Materials will be mailed and/or made available to each shareholder eligible to vote on or about March 26, 2014.

Items to be Voted on at Our Annual Meeting

The items of business scheduled to be voted on at our Annual Meeting are:

•	Item 1: the election as directors of the six nominees named in this Proxy Statement;

•	Item 2: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2014;

•	Item 3: the approval, in a non-binding advisory vote, of the compensation of our named executive officers; and

•	any other business that is properly presented at our Annual Meeting.

Board Recommendation

Our Board of Directors recommends that you vote your shares:

•	“FOR” each of the six nominees to the Board of Directors named in this Proxy Statement;

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2014; and

•	“FOR” the approval of the compensation of our named executive officers.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 8, 2014

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our shareholders primarily via the Internet. We believe that this process should expedite shareholders’ receipt of proxy materials, lower the costs of our Annual Meeting and help to conserve natural resources. On or about March 26, 2014, we expect to mail to most of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials, including this Proxy Statement and our Annual Report to Shareholders, on the Internet and instructions on how to vote on the Internet, in person or by mail. The Notice also contains instructions on how to request a paper or electronic copy of the proxy materials. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials via the Internet by following the instructions contained in the Notice or proxy card. Our proxy materials are available at www.proxyvote.com. You may also view our proxy materials at https://materials.proxyvote.com/19247A.

Shareholders Entitled to Vote

Holders of record of our common stock at the close of business on March 14, 2014 are entitled to vote their shares of our common stock at our Annual Meeting. As of March 14, 2014, 44,733,986 shares of our common stock, par value $0.01 per share, were outstanding. Holders of our common stock are entitled to one vote per share.

How to Vote

If you hold your shares directly, there are four ways to vote. If your shares are held in an account at a bank or broker, you will receive an instruction card and information on how to give voting instructions to your bank or broker.

Shareholders who hold their shares directly may vote as follows:

•

By Mail: Shareholders who received a proxy card along with the Proxy Statement from us or who have requested a proxy card from us by following the instructions on the Notice, may sign, date and return their proxy cards in the pre-addressed, postage-paid envelope that is provided.

OR

•

By Internet: You may vote at www.proxyvote.com 24 hours a day, seven days a week. Instructions are provided on your Notice or proxy card. The Internet voting system has been designed to provide security for the voting process and to confirm that your vote has been recorded accurately. You will need the 12-digit Control Number included on your Notice or proxy card in order to vote online. If you vote by the Internet, you may incur costs associated with Internet access, such as usage charges from Internet service providers and telephone companies.

OR

•	By Telephone: Shareholders may vote by telephone by calling 1-800-690-6903. You will need the 12-digit Control Number included on your Notice or proxy card in order to vote by telephone.

OR

•	At the Meeting: If you attend our Annual Meeting, you may vote in person by ballot, even if you have previously returned a proxy card or otherwise voted.

Voting at Our Annual Meeting

In the event you mail your proxy and you attend our Annual Meeting, you may revoke your proxy and cast your vote personally at our Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at our Annual Meeting.

All proxies that have been properly signed and returned and not revoked will be voted in accordance with your instructions at our Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

If you sign and return your proxy card and if any other matters are properly presented at our Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date that we filed this Proxy Statement, we were not aware of any other matter to be raised at our Annual Meeting.

Revocation of Proxies

You have the right to revoke your proxy. This right allows you to change your mind about how your shares will be voted at our Annual Meeting. You may revoke your proxy at any time before voting is declared closed at our Annual Meeting. You may revoke your proxy by sending a signed proxy card with a later date before voting is declared closed, or by voting in person at our Annual Meeting. You may also revoke your proxy by using the telephone or Internet voting options explained on your Notice or proxy card. You cannot, however, revoke your proxy at our Annual Meeting if you do not attend in person.

If your proxy is not properly revoked, we will vote your shares as indicated by your most recent valid proxy.

Required Vote

The presence, in person or by proxy, of the holders of a majority in voting power of our issued and outstanding common stock and entitled to vote at our Annual Meeting is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current New York Stock Exchange rules, if you do not instruct your broker how to vote with respect to Items 1 and 3, your broker may not vote your shares with respect to such proposals. We believe that there cannot be any broker non-votes with respect to the proposal in Item 2 because brokers have discretion under the New York Stock Exchange rules to vote uninstructed shares on such proposal.

With respect to Item 1, in an uncontested election of directors, to be elected, a director nominee must receive affirmative votes representing a majority of the votes cast by the holders of our common stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the election of directors (a “majority vote”). Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee and will have no effect on the outcome of the election. In a contested election of directors, to be elected, a director nominee must receive a plurality of the votes cast by the holders of our common stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the election of directors. Under our Bylaws, a “contested election” is an election in which, as of the tenth day preceding the date we first transmit our notice of meeting for such annual meeting to our shareholders or at any time thereafter, the number of nominees for director is greater than the number to be elected.

Each incumbent director standing for re-election at our Annual Meeting has agreed to resign, upon acceptance of such resignation by the Board of Directors, if such director does not receive a majority vote. The Board of Directors must accept or reject such resignation within 90 days following certification of the shareholder vote.

If a director’s resignation is not accepted by the Board of Directors, that director will continue to serve until our next annual meeting of shareholders and until his successor is duly elected and qualified or until such director’s earlier death, resignation, or removal. The Board of Directors, in its sole discretion, may either (i) fill a vacancy resulting from the Board of Directors’ acceptance of a director’s resignation or a director nominee who is not an incumbent director not receiving a majority vote pursuant to the Bylaws or (ii) decrease the size of the Board of Directors to eliminate the vacancy.

The affirmative vote of holders of a majority in voting power of our common stock present in person or represented by proxy and entitled to vote on the matter is required to approve Item 2 (ratification of our independent registered public accounting firm) and Item 3 (approval of the compensation of our named executive officers). If you abstain from voting on Items 2 and 3, it will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of Item 3. Items 2 and 3 are advisory in nature and are non-binding.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone, electronic transmission, and facsimile transmission on our behalf by our directors, officers or employees, without additional compensation. We will reimburse brokerage houses and other custodians, nominees and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

List of Shareholders

A list of shareholders entitled to vote at our Annual Meeting will be available at our Annual Meeting and for ten days prior to our Annual Meeting at our principal executive offices, between the hours of 8:45 a.m. and 4:30 p.m. local time, by written request to the Corporate Secretary, Cohen & Steers, Inc., at 280 Park Avenue, New York, New York 10017. Requests may also be directed to the Corporate Secretary at (212) 832-3232.

Delivery of Multiple Copies of Our Proxy Materials to Shareholders

Our Annual Report to Shareholders accompanies this Proxy Statement. In order to reduce printing and postage costs, we have undertaken an effort to deliver only one copy of the Annual Report to Shareholders, Proxy Statement or Notice to multiple shareholders of record sharing an address. This delivery method, called “householding,” will not be used, however, if we receive contrary instructions from one or more of the shareholders sharing an address. If your household has received only one copy of our Annual Report to Shareholders, Proxy Statement or Notice, we will promptly deliver a separate copy of these documents to any shareholder who sends a written request to the Corporate Secretary, Cohen & Steers, Inc., at 280 Park Avenue, New York, New York 10017. Requests may also be directed to the Corporate Secretary at (212) 832-3232. You may also notify us that you would like to receive separate copies of our annual reports, proxy statements or notices of internet availability of proxy materials in the future by sending a written request to our Corporate Secretary at the address set forth above or by contacting the Corporate Secretary at (212) 832-3232. If your household is receiving multiple copies of our annual reports, proxy statements or notices of internet availability of proxy materials, and you wish to request delivery of a single copy, you may send a written request to our Corporate Secretary at the address set forth above. Even if your household has received only one set of our Annual Report to Shareholders, Proxy Statement or Notice, a separate proxy card has been provided for each shareholder of record. Each proxy card should be signed, dated, and returned to us.

If your shares are held in an account with a bank, broker or other nominee and you receive more than one set of annual reports, proxy statements or notices of internet availability of proxy materials, you may contact the bank, broker or other nominee to eliminate duplicate mailings.

Confidentiality of Voting

We keep all proxies, ballots, and voting tabulations confidential as a matter of practice. We only let our Inspector of Election, Broadridge Financial Solutions, Inc., examine these documents. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to us by Broadridge.

Voting Results

Broadridge, our independent tabulating agent, will count the votes relating to each proposal and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual Meeting.

Annual Report

We make available free of charge through our website at www.cohenandsteers.com, under the heading “Company—SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Further, we will provide, without charge to each shareholder upon written request, a copy of our Annual Reports on Form 10-K (including our consolidated financial statements, schedules and list of exhibits), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports. Requests for copies should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. Requests may also be directed to (212) 832-3232 or via e-mail to ajohnson@cohenandsteers.com. Copies may also be accessed electronically by means of the SEC’s website at www.sec.gov. Neither our Annual Report on Form 10-K for the year ended December 31, 2013 nor the 2013 Annual Report to Shareholders shall constitute a part of the proxy solicitation materials.

PRINCIPAL SHAREHOLDERS

As of March 14, 2014, our chief executive officer, Robert H. Steers, and our executive chairman, Martin Cohen, each directly and indirectly owned approximately 27% and 26%, respectively, of our outstanding common stock. As long as Mr. Steers and Mr. Cohen together continue to own a majority of the voting power of our common stock, together they will be able to elect our entire Board of Directors and generally to determine the outcome of all corporate actions requiring shareholder approval.

ITEM 1:

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors will consist of that number of directors determined from time to time by resolution of the Board of Directors. The number of directors is currently fixed at six. Acting upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors has nominated the six persons identified herein for election as directors, to hold office until the next annual meeting of shareholders and the election and qualification of their successors. The Board of Directors recommends a vote “FOR” each of the six persons identified herein for election as directors.

The proxies solicited hereby, unless directed to the contrary therein, will be voted “FOR” the six nominees named in this Proxy Statement. All such nominees are currently directors of our company. All nominees have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a director, but if for any reason any nominee should not be available or able to serve, the shares represented by all valid proxies will be voted by the person or persons acting under said proxy in accordance with the recommendation of the Board of Directors.

Information Concerning the Nominees and Directors

The Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, allow the Board of Directors to satisfy its oversight responsibilities effectively. As set forth below under “Corporate Governance at Cohen & Steers—Consideration of Director Candidates,” in identifying candidates for director, the Board of Directors and its Nominating and Corporate Governance Committee takes into account (1) the comments and recommendations of our current board members regarding the qualifications and effectiveness of the existing Board of Directors and additional qualifications that may be required when selecting new board members, (2) the requisite expertise and appropriate diversity of backgrounds of the overall composition of the Board of Directors, (3) the independence of non-management members of the Board of Directors and other possible conflicts of interest of existing and potential members of the Board of Directors and (4) any other factors it considers appropriate. Although the company does not have a formal policy regarding diversity, the Board of Directors believes that diversity is an important component of a board of directors, including diversity of background, skills, experience, expertise, gender, race and culture. Further, the Board of Directors does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference in selecting director candidates.

When considering whether our directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the company’s business and structure, the Nominating and Corporate Governance Committee and the Board of Directors focused primarily on each director’s specific experience and expertise as described in each director’s individual biography set forth below. In particular, with respect to Mr. Rhein, the Board of Directors considered his experience, expertise and background in accounting matters, which includes specialization in the real estate sector, as well as his service on the board of directors of a publicly traded real estate investment trust. With respect to Mr. Simon, the Board of Directors considered the broad perspective brought by Mr. Simon’s experience directing the research and analysis of companies in many diverse industries. With respect to Mr. Villani, the Board of Directors considered his background in the investment management industry, believing in particular that Mr. Villani’s experience as the chief executive officer of a large global investment management firm is valuable to the company. With respect to Mr. Connor, the Board of Directors considered his experience in the investment banking industry where he advised companies across a wide range of industries as well as his current service as the chief financial officer of a publicly traded company. The Board of Directors also considered the knowledge and many years of experience with the company represented by Mr. Steers and Mr. Cohen, including their founding of the company.

Set forth below are the names of the nominees for election as our directors, their ages and positions with the company as of March 14, 2014, the years the nominees first became directors of our company, and their biographical information.

Name	Age	Position
Robert H. Steers	61	Chief executive officer and director
Martin Cohen	65	Executive chairman and director
Peter L. Rhein	72	Director
Richard P. Simon	68	Director
Edmond D. Villani	67	Director
Frank T. Connor	54	Director

Robert H. Steers, a director since August 2004, is the company’s chief executive officer. Prior to co-founding the firm in 1986, Mr. Steers was a senior vice president and the chief investment officer of National Securities and Research Corporation from 1982 to 1986, where in 1985 he and Mr. Cohen organized and managed the nation’s first real estate securities mutual fund. From 1977 to 1982, Mr. Steers was a vice president at Citibank, serving as an analyst and portfolio manager of Citibank’s Emerging Growth Stock Fund. Mr. Steers has a BS degree from Georgetown University and an MBA degree from George Washington University. Mr. Steers is a member of the Advisory Committee of the Staff Retirement Plan of the International Monetary Fund and serves as Investment Committee Chairman, Georgetown University. Mr. Steers serves as co-chairman of each of the Cohen & Steers open-end and closed-end mutual funds. Effective January 1, 2014, Mr. Steers became the sole chief executive officer of the company, responsible for day-to-day leadership and management of the company.

Martin Cohen, a director since August 2004, is the company’s executive chairman. Prior to co-founding the firm in 1986, Mr. Cohen was a senior vice president and portfolio manager at National Securities and Research Corporation from 1984 to 1986, where in 1985 he and Mr. Steers organized and managed the nation’s first real estate securities mutual fund. From 1976 to 1981, Mr. Cohen was a vice president at Citibank, where in 1980 he organized and managed the Citibank Real Estate Stock Fund. Mr. Cohen has a BS degree from the City College of New York and an MBA degree from New York University. He has served as a member of the Board of Governors of the National Association of Real Estate Investment Trusts. Mr. Cohen serves as co-chairman of each of the Cohen & Steers open-end and closed-end mutual funds. Effective January 1, 2014, Mr. Cohen became executive chairman of the company.

Peter L. Rhein, a director since August 2004, has been a general partner of Sarlot and Rhein, a real estate investment partnership, since 1967, and a co-managing member of BBC Properties, LLC, a real estate investment and development company, since 2001. From 1970 until 1984, he was employed in various capacities by Wells Fargo Realty Advisors and its affiliates. From 1976 until 1984, he was vice president, treasurer and chief financial officer of Wells Fargo Mortgage and Equity Trust, a real estate investment trust. Mr. Rhein serves on the board of directors and is a member of the audit committee and compensation committee for HCP, Inc. Mr. Rhein has a BS degree in accounting from Claremont McKenna College and is a certified public accountant.

Richard P. Simon, a director since August 2004, retired from Goldman, Sachs & Co. in 2004. From 1978 until his retirement, he was employed in various capacities by Goldman Sachs, most recently as a managing director. Between 1990 and 2002, Mr. Simon coordinated the Goldman Sachs global media, publishing, advertising, broadcasting, and cable research and served as a managing director from 1996 until his retirement. Prior to retiring from Goldman Sachs, Mr. Simon also mentored analysts and was deputy director of research. He is currently a member of the board of directors of Visions, a not-for-profit organization for the visually impaired and blind. Mr. Simon has a BA degree in accounting from the University of Toledo and an MBA degree from New York University.

Edmond D. Villani, a director since August 2004, served as Vice Chairman of Deutsche Asset Management, North America until December 31, 2005. Between 1997 and 2002 he was the chief executive officer of Scudder, Stevens & Clark, Inc. and its successor entities. He currently serves on the boards of directors of SCS Hedged Opportunities Funds, three privately offered registered investment companies. He also serves on the board of Fundamental Holding Ltd (chair) and Fundamental Corporate Credit Ltd (chair), investment management firms based in Jersey. In addition, he is the former chairman of the board of Georgetown University, and currently serves on the board of the Colonial Williamsburg Foundation, where he serves as chair of the investment committee. In addition, he chairs the advisory board of the Penn Institute for Economic Research at the University of Pennsylvania. Mr. Villani has a BA degree in Mathematics from Georgetown University and a Ph.D. degree in economics from the University of Pennsylvania.

Frank T. Connor, a director since March 2014, is executive vice president and chief financial officer of Textron Inc. Prior to joining Textron in August 2009, Mr. Connor was a managing director and head of telecom investment banking at Goldman, Sachs & Co. from 2003 to 2008. Prior to that, he served as chief operating officer of telecom, technology and media investment banking at Goldman Sachs from 1998 to 2003. Mr. Connor joined the corporate finance department at Goldman Sachs in 1986 and became a vice president in 1990 and a managing director in 1996. He also serves as a director of FM Global, a Rhode Island headquartered mutual insurance company. Mr. Connor has a BA degree in business from the University of Notre Dame and an MBA degree from the University of Chicago.

Other Executive Officers

In addition to Mr. Steers and Mr. Cohen, the following persons currently serve as our executive officers:

Name	Age	Position
Joseph M. Harvey	50	President
Adam M. Derechin	49	Executive vice president and chief operating officer
Matthew S. Stadler	59	Executive vice president and chief financial officer
Francis C. Poli	51	Executive vice president and general counsel

Joseph M. Harvey, president, is responsible for the firm’s investment department and, together with the chief executive officer, the execution of the company’s strategic initiatives and business plan. Prior to joining us in 1992, he was a vice president with Robert A. Stanger Co., where for five years he was an analyst specializing in real estate and related securities for the firm’s research and consulting activities. Mr. Harvey has a BSE degree from Princeton University. Mr. Harvey serves as a vice president of each of the Cohen & Steers open-end and closed-end mutual funds.

Adam M. Derechin, CFA, executive vice president and chief operating officer, is responsible for the firm’s investment administration and systems departments. Prior to joining us in 1993, he worked for the Bank of New England, where he supervised mutual fund accountants. Mr. Derechin has a BA degree from Brandeis University and an MBA degree from the University of Maryland. Mr. Derechin serves as chief executive officer and president of each of the Cohen & Steers open-end and closed-end mutual funds.

Matthew S. Stadler, CPA, executive vice president and chief financial officer, oversees the firm’s accounting and finance department. Prior to joining us in 2005, he served as a managing director at Lehman Brothers Inc. and chief financial officer of Neuberger Berman Inc., a Lehman Brothers company. He joined Neuberger Berman in 1999 and served as chief financial officer while the firm was an independent public company. Mr. Stadler also served as a senior vice president and chief financial officer of National Discount Brokers Group from May 1999 until October 1999 and a senior vice president and chief financial officer of Santander Investment Securities Inc. from August 1994 until April 1999.

Francis C. Poli, executive vice president, general counsel and corporate secretary, oversees the firm’s legal and compliance department. Prior to joining us in 2007, Mr. Poli was managing director, chief legal officer and director of U.S. compliance for Allianz Global Investors. Prior to that, Mr. Poli served as vice president and assistant general counsel at J.P. Morgan & Co. and as an associate in the Securities Practice Group at Kelley Drye & Warren. Mr. Poli has a BA degree from Boston College and a JD from Pace University School of Law. Mr. Poli serves as chief legal officer and secretary of each of the Cohen & Steers open-end and closed-end mutual funds.

There are no family relationships between or among any of the members of the Board of Directors and the executive officers.

CORPORATE GOVERNANCE AT COHEN & STEERS

We regularly monitor regulatory developments and review our policies, processes and procedures in the area of corporate governance to respond to any developments. As part of those efforts, we review federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as rules adopted by the SEC and the New York Stock Exchange, Inc. (the “NYSE”).

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that address the following key corporate governance subjects, among others: (i) director qualification standards, including guidelines for determining independence; (ii) director responsibilities; director access to management and, as necessary and appropriate, independent advisors; (iii) director compensation; director orientation and continuing education; management succession; and (iv) an annual performance evaluation of the Board of Directors. Our Corporate Governance Guidelines are available on our corporate website at www.cohenandsteers.com under the heading “Company—Corporate Governance.”

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics for our directors, officers, and employees which addresses, among others: (i) conflicts of interest; (ii) corporate opportunities; (iii) confidentiality of information; (iv) fair dealing; (v) protection and proper use of our assets; (vi) compliance with laws, rules and regulations (including insider trading laws); and (vii) encouraging the reporting of any illegal or unethical behavior. The Board of Directors has also adopted a Code of Ethics for Senior Financial Officers. The purpose of the Code of Ethics for Senior Financial Officers is to promote honest and ethical conduct and compliance with applicable laws, particularly as related to the maintenance of our financial books and records and the preparation of our financial statements. Our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers are available on our corporate website at www.cohenandsteers.com under the heading “Company—Corporate Governance.” As required by applicable SEC and NYSE rules, we will promptly disclose any substantive changes in or waivers of the Code of Business Conduct and Ethics or Code of Ethics for Senior Financial Officers granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors by posting such information on our website at www.cohenandsteers.com under the heading “Company—Corporate Governance.”

Shareholders are encouraged to visit the Corporate Governance section of the “Company” page of our website at www.cohenandsteers.com for additional information about our Board of Directors and its committees, and corporate governance at our company.

Director Independence

Background. Under the NYSE listing standards, a director does not qualify as independent unless our Board of Directors affirmatively determines that the director does not have a “material relationship” with us, either directly or as a partner, shareholder, or officer of an organization that has a relationship with us. In addition, directors who have relationships covered by one of five bright-line independence tests established by the NYSE, as discussed below, may not be found to be independent.

The NYSE’s director independence requirements are designed to increase the quality of board oversight at listed companies and to lessen the possibility of damaging conflicts of interest. The NYSE listing standards do not define every relationship that will be considered material for purposes of determining a director’s independence from our management. Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. As the concern is a director’s independence from our management, however, the NYSE does not view the ownership of even a significant amount of our stock, by itself, as a bar to an independence finding.

The NYSE has adopted five bright-line independence tests for directors. Each of these tests describes a specific set of circumstances that prohibit a director from being considered independent from our management.

For example, a director who is an employee of the company, or whose immediate family member is an executive officer of the company, is not considered to be independent until three years following the end of the employment relationship. The other bright-line independence tests address circumstances involving: (i) the receipt of more than $120,000 per year in direct compensation from us, except for certain permitted payments such as director fees; (ii) employment by or affiliations with our current or former internal or external auditors; (iii) interlocking directorates; and (iv) certain business relationships involving companies that make payments to, or receive payments from, us above specified annual thresholds. For more information about the NYSE’s bright-line director independence tests, including the NYSE commentary explaining the application of the tests, please go to the NYSE’s website at www.nyse.com.

Independence determinations made by the Board of Directors. At its meeting on March 14, 2014, the Board of Directors made a determination as to the independence of each director nominee, in accordance with the applicable NYSE listing standards. The Board of Directors determined at this meeting that each of Messrs. Rhein, Simon, Villani and Connor does not have a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” in accordance with the NYSE listing standards and the applicable SEC rules. At this meeting, the Board of Directors considered, but did not believe to be material, the fact that we, through our advisory clients, owned as of December 31, 2013, approximately 3.04% of the outstanding common stock of HCP, Inc., a company for which Mr. Rhein serves on the board of directors. Further, the Board of Directors considered, but did not believe to be material, the fact that certain members of the Board of Directors are investors in certain mutual funds that we manage. Finally, the Board of Directors determined that each of Mr. Steers and Mr. Cohen are not independent. None of the directors participated in the final determination of his own independence.

Consideration of Director Candidates

It is the policy of the Nominating and Corporate Governance Committee to consider properly submitted shareholder recommendations for candidates for membership on the Board of Directors as described below under “Identifying and Evaluating Candidates for Directors.” In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the selection criteria set forth below under “Director Qualifications.” Shareholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name and specific qualifications to serve on the Board of Directors. The recommending shareholder should also submit evidence of such shareholder’s ownership of shares of our common stock, including the number of shares owned and the length of time of ownership. The recommendation should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.

Director qualifications. Our Corporate Governance Guidelines contain Board of Directors selection criteria that apply to Nominating and Corporate Governance Committee-recommended candidates for a position on our Board of Directors. The minimum qualifications for serving as a member of the Board of Directors are that a candidate must demonstrate strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The Board of Directors also considers the skill sets and experiences of the existing directors, and actively seeks to add directors who will bring additional relevant skill sets and experiences to the Board of Directors or will replace skill sets and experience lost through a director’s retirement. Although the company does not have a formal policy regarding diversity, the Board of Directors believes that diversity is an important component of a board of directors, including diversity of background, skills, experience, gender, race and culture. Further, the Board of Directors does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference in selecting director candidates. Each director must represent the interests of all of our shareholders.

Identifying and evaluating candidates for director. The Nominating and Corporate Governance Committee identifies potential director candidates by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of persons meeting the criteria described above. The Nominating and Corporate Governance Committee also may engage firms that specialize in identifying director candidates. As described above, the Nominating and Corporate Governance Committee will also consider candidates recommended by shareholders.

Once a potential candidate has been identified by the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee reviews publicly available information regarding the person to assess whether the candidate should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman of the Nominating and Corporate Governance Committee, or a person designated by the Nominating and Corporate Governance Committee, will contact the potential candidate. Generally, if the potential candidate expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee will request information from the candidate and review such candidate’s experience and qualifications. The Nominating and Corporate Governance Committee’s evaluation process does not vary based on whether a candidate is recommended by a shareholder, although the Nominating and Corporate Governance Committee may take into consideration the number of shares of common stock held by the recommending shareholder and the length of time that such shares have been held.

All nominees for election to our Board of Directors at this 2014 Annual Meeting other than Mr. Connor are standing for re-election. Mr. Connor was appointed as a director of the company by the Board of Directors on March 14, 2014. Our chief executive officer recommended to the Nominating and Corporate Governance Committee that Mr. Connor be included as a nominee for election at this 2014 Annual Meeting.

Executive Sessions

Executive sessions of non-management directors are held before each regularly scheduled board meeting. In 2013, the non-management directors held four executive sessions. “Non-management directors” include all directors who are not our officers, and all non-management directors have been determined by the Board of Directors to be independent. Currently, Mr. Steers and Mr. Cohen are the only management directors serving on our Board of Directors. Each executive session is chaired by one of the non-management members of the Board of Directors on a rotating basis. Any non-management director may request that additional executive sessions be scheduled.

Board of Directors Oversight of Risk Management

The Board of Directors’ risk management role within the company is one of informed oversight. Through the processes and procedures implemented by the company, the company’s management brings to the attention of the Board of Directors the key risks that may affect the company and how management addresses these risks. Likewise, the Board of Directors works with executive management to set the “tone at the top” such that prudent mitigation of risk is incorporated into business decision-making at the company. The Board of Directors also helps management shape the company’s overall risk philosophy and risk tolerance, staying apprised of the most significant risks and assessing the appropriateness of management’s response to risk exposures.

The Audit Committee plays a key role in the oversight of the company’s financial risk management function. In that regard, the company’s internal auditor and management meet with the Audit Committee periodically to discuss the financial risks facing the company, highlighting any new risks that may have arisen since they last met. The Compensation Committee is responsible for overseeing the management of risks relating to the company’s compensation plans and programs. The Nominating and Corporate Governance Committee manages risks associated with independence and compensation of members of the Board of Directors, as well as executive succession planning. While each committee is responsible for evaluating and providing oversight of certain risks, the entire Board of Directors is regularly informed of the company’s overall risk structure through active participation in such committee meetings and committee reports to the full Board of Directors.

The company undertakes at least annually together with its internal auditor a risk assessment to identify and evaluate the company’s key risks. The results of such assessment are reported to the Audit Committee and the Board of Directors. Whenever the company encounters any new risks, such as when the company enters a new or related line of business or develops a new product or service, such initiative is reviewed with the Board of Directors and any unique risks associated with such service or product are reviewed with the Board of Directors prior to its implementation.

The company has established a global risk management committee (which is composed of senior officers from relevant departments of the company) as well as other operating committees that regularly assess and evaluate risks related to the company’s business and develop plans to manage these risks effectively. Any significant findings or modifications to the risk management profile of the company are reported to the Board of Directors.

The company operates in a highly regulated industry. With respect to the U.S. regulatory oversight of the company, our organization is subject to several regulatory bodies including the SEC, the Financial Industry Regulatory Authority and the NYSE. Internationally, through our subsidiaries, we are regulated by the Hong Kong Securities and Futures Commission and the United Kingdom Financial Conduct Authority. Management has developed compliance programs that govern the conduct of our business and employees both in and outside the United States. These programs are designed to detect and prevent any wrongdoing under relevant rules and regulations and address the company’s risk profile, and are incorporated into the company’s training programs for all employees, which are conducted at least annually. A strong “tone at the top” has been set by the Board of Directors and executive management, which is communicated by executive management to all employees, that non-compliance will not be tolerated. At least quarterly (and on a more regular basis as necessary), the general counsel and an associate general counsel review with the Audit Committee all regulatory matters, if any, with respect to the company’s business. In addition, the general counsel and an associate general counsel review with the Audit Committee all litigation matters, if any, as well as any related party transactions and material breaches or potential breaches of the company’s policies and procedures.

In overseeing risk management, the Board of Directors is also briefed on the company’s insurance program (including directors’ and officers’ coverage), the type and level of insurance coverage, material gaps, if any, in the insurance program, and how the company’s insurance program compares to others in the industry.

Board Leadership Structure

Martin Cohen, a co-founder of the company together with Robert Steers, is the executive chairman of the company. The Board of Directors and its Nominating and Corporate Governance Committee believe that this leadership structure is appropriate for the company and is in the best interests of its shareholders because Mr. Cohen is familiar with the company’s business and industry and capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. While the formerly combined role of co-chairman and co-chief executive officer held by Mr. Cohen and Mr. Steers prior to January 1, 2014 promoted unified leadership and direction for the Board of Directors and executive management, the separation of those roles effective from that date allows Mr. Cohen to focus on leading the Board of Directors and allows Mr. Steers, as the sole chief executive officer of the company, to focus on the day-to-day operations of the company and execution of the company’s strategic initiatives and business plan. The separation of the roles of chairman and chief executive officer, and the enhancement of the chairman role to executive chairman, was considered appropriate for the company by the Board of Directors and its Nominating and Corporate Governance Committee.

Four of the current six members of the Board of Directors meet the independence requirements of the NYSE, the SEC and the Board of Directors’ standards for determining director independence. Mr. Steers and Mr. Cohen are the only members of our executive management who are also directors. The Board of Directors and its Nominating and Corporate Governance Committee do not believe that the chairman of the company’s Board of Directors must be independent in order to ensure that the Board of Directors provides independent and effective oversight of our business and affairs. In fact, the Board of Directors believes that such oversight is maintained at the company through the majority independent composition of the Board of Directors, the strong leadership and contributions of our independent directors and committees, and our highly effective corporate governance structures and processes already in place.

The Board of Directors does not have a lead independent director, though each quarterly executive session of non-management directors is chaired by one of the independent members of the Board of Directors on a rotating basis. Given the size of the Board of Directors, the fact that all independent directors serve on each of the committees of the Board of Directors, and the open lines of communication between the four independent directors and Mr. Steers, Mr. Cohen and the other members of senior management, the Board of Directors and its Nominating and Corporate Governance Committee do not believe that there is currently a need for a lead independent director.

Communications with the Board

The Board of Directors has established a process to receive communications from shareholders and other interested parties. Any interested party may contact any member (or all members) of the Board of Directors (including, without limitation, the directors that preside over the executive sessions of non-management directors, or the non-management directors as a group), any Board of Directors committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent c/o general counsel, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. To communicate with any of our directors electronically, shareholders should go to our corporate website at www.cohenandsteers.com. Under the heading “Company—Board of Directors—Contact the Board of Directors,” shareholders will find the e-mail address boardcommunications@cohenandsteers.com, which may be used for writing an electronic message to the Board of Directors, any individual director, or any group or committee of directors. Please follow the instructions on our website in order to send your message.

All communications received as set forth in the preceding paragraph will be opened by an associate general counsel or his or her designee for the sole purpose of determining the appropriateness of the content of such communication. Any contents that are not advertising, promotions of a product or service, or patently offensive will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the Board of Directors or the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our corporate website at www.cohenandsteers.com under the heading “Company—Corporate Governance.”

The Audit Committee

The Board of Directors has a standing Audit Committee that is presently composed of Messrs. Rhein (Chair), Simon, Villani and Connor and satisfies the requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 10A-3 establishes listing standards relating to audit committees with respect to (i) the independence of audit committee members; (ii) the audit committee’s responsibility to select and oversee our independent registered public accounting firm; (iii) procedures for handling complaints regarding our accounting practices; (iv) the authority of the audit committee to engage advisors; and (v) funding for the independent registered public accounting firm and any outside advisors engaged by the audit committee. As previously stated, the Board of Directors has determined that each of Messrs. Rhein, Simon, Villani and Connor does not have a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” in accordance with the NYSE listing standards and the applicable SEC rules. Furthermore, the Board of Directors has determined that Mr. Rhein qualifies as an “audit committee financial expert” as defined in the SEC rules and that each of Messrs. Rhein, Simon, Villani and Connor has accounting and related financial management expertise in accordance with the listing standards of the NYSE.

The Audit Committee’s primary purposes are to assist the Board of Directors with its oversight of the following: (i) the integrity of our financial statements; (ii) the independent registered public accounting firm’s qualifications and independence; (iii) the performance of our internal audit function and independent registered public accounting firm; and (iv) the compliance by us with applicable legal and regulatory requirements. The Audit Committee also prepares the audit committee report as required by the SEC’s rules for inclusion in our annual proxy statement.

The Audit Committee regularly holds separate sessions with management, internal auditors, and the independent registered public accounting firm. The Audit Committee’s procedures for the pre-approval of the audit and permitted non-audit services are described in “Item 2: Ratification of the Appointment of Independent Registered Public Accounting Firm—Audit Committee Pre-Approval Policy.”

The Compensation Committee

The Compensation Committee is responsible for overseeing our compensation plans and programs and determining the compensation for certain of our executive officers. The Compensation Committee is presently composed of Messrs. Villani (Chair), Rhein, Simon and Connor. As previously stated, the Board of Directors has determined that each of Messrs. Villani, Rhein, Simon and Connor does not have a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” in accordance with the NYSE listing standards, including the independence requirements specific to compensation committee membership, and is a “non-employee director” as defined in the applicable SEC rules.

The Compensation Committee has delegated to Mr. Steers and Mr. Cohen the authority (with certain limitations) to grant awards under the Amended and Restated Stock Incentive Plan to participants in the plan who are not directors or officers of the company for purposes of Section 16 of the Exchange Act. For additional information on the Compensation Committee’s responsibilities, its use of outside advisors, its approach to administering the company’s executive compensation program and its consideration and determination of executive compensation, see “Compensation of Executive Officers—Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee’s members is or has been an officer or employee of the company. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served on our Board of Directors or as a member of the Compensation Committee during 2013.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for the following: (i) assisting the Board of Directors in identifying individuals qualified to become members of the Board of Directors; (ii) recommending to the Board of Directors the director nominees to be elected at annual meetings of shareholders; (iii) recommending to the Board of Directors corporate governance guidelines applicable to us; (iv) leading the Board of Directors in its annual evaluation of the Board of Directors and management’s performance; and (v) recommending to the Board of Directors director nominees for each committee of the Board of Directors.

The Nominating and Corporate Governance Committee is presently composed of Messrs. Simon (Chair), Rhein, Villani and Connor. As previously stated, the Board of Directors has determined that each of Messrs. Simon, Rhein, Villani and Connor does not have a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” in accordance with the NYSE listing standards.

Meetings of the Board and its Committees

The Board of Directors met four times during 2013. During 2013, the committees of the Board of Directors held the following number of meetings: Audit Committee—eight meetings; Compensation Committee—four meetings; and Nominating and Corporate Governance Committee—two meetings. In 2013, each director attended at least 75% of the meetings of the Board of Directors and each committee of the Board of Directors on which such director served.

The Board of Directors believes that it is important for shareholders to have the opportunity to meet and talk to the independent members of the Board of Directors. Therefore, the Board of Directors generally schedules a board meeting in conjunction with our annual meetings of shareholders and expects directors, absent valid reasons, to attend the annual meeting of shareholders. All of the members of the Board of Directors who served as directors during 2013 attended the 2013 annual meeting of shareholders.

Compensation of Directors

It is our policy to not pay additional compensation to directors who are also members of our management. The Nominating and Corporate Governance Committee reviews and recommends to our Board of Directors the compensation of our non-management directors. As part of this review, the Nominating and Corporate Governance Committee consults with McLagan Partners, a leading compensation consulting and research firm, to determine the reasonableness and adequacy of our non-management director compensation.

Each non-management director receives an annual retainer of $145,000, $70,000 of which is payable quarterly in cash and $75,000 of which is payable quarterly in restricted stock units. The restricted stock units are granted under our Amended and Restated Stock Incentive Plan and are 100% vested on the date of grant. Any fractional shares are paid in cash. The shares of common stock underlying the restricted stock units granted to a director are delivered to the director on the third anniversary of the date of grant. Dividends on these restricted stock units are paid in cash as and when dividends are paid by us on our common stock.

The chair of the Audit Committee receives an additional annual cash retainer of $15,000, the chair of the Compensation Committee receives an additional annual cash retainer of $7,500 and the chair of the Nominating and Corporate Governance Committee receives an additional annual cash retainer of $5,000. Each member of the Audit Committee (including the chair) receives an additional annual cash retainer of $15,000, each member of the Compensation Committee (including the chair) receives an additional annual cash retainer of $7,500, and each member of the Nominating and Corporate Governance Committee (including the chair) receives an additional annual cash retainer of $5,000.

Non-management directors are also reimbursed for reasonable travel and related expenses associated with attendance at board or committee meetings as well as reasonable expenses for continuing education programs related to their role as a member of the Board of Directors.

Non-management directors do not earn separate and additional fees for attending, either in person or telephonically, individual meetings of the Board of Directors or its committees. Compensation for participation in such meetings is included in the directors’ annual retainers as described above. Further, non-management directors do not receive any fees or compensation from us other than compensation for serving as one of our directors.

The following table sets forth the compensation paid by us to our non-management directors in 2013.

2013 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter L. Rhein	112,564	74,926	—	—	—	—	187,490
Richard P. Simon	102,564	74,926	—	—	—	—	177,490
Edmond D. Villani	105,064	74,926	—	—	—	—	179,990
Bernard B. Winograd (2)	97,564	74,926	—	—	—	—	172,490

(1)	The amounts in this column reflect the aggregate grant date fair value of restricted stock units granted during the fiscal year ended December 31, 2013 (using the average of the high and low stock price for shares of the company’s common stock) in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”).

In fiscal year 2013, each of Messrs. Rhein, Simon, Villani and Winograd were granted 2,215 restricted stock units having a grant date fair value of $74,926. These restricted stock units were 100% vested at the time of grant, although the directors will not receive the shares of common stock underlying the restricted stock units until the third anniversary of the date of grant. None of the directors held any unvested restricted stock units at December 31, 2013.

(2)	Mr. Winograd passed away on March 1, 2014. Mr. Connor was appointed by the Board of Directors on March 14, 2014 as his replacement.

REPORT OF THE AUDIT COMMITTEE

In accordance with and to the extent permitted by SEC rules, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of our future filings made under the Exchange Act, or under the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

Report of the Audit Committee

The Board of Directors has appointed an Audit Committee composed of four directors, each of whom is independent in accordance with the NYSE listing standards. The Board of Directors has determined that Mr. Rhein is an “audit committee financial expert,” as that term is defined in the SEC rules.

The Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter is available on our corporate website at www.cohenandsteers.com under the heading “Company—Corporate Governance.” The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits, or to determine that our financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles in the United States of America. Management is responsible for preparing our financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations, and cash flows in conformity with generally accepted accounting principles in the United States of America.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2013 with management and with Deloitte & Touche LLP, our independent registered public accounting firm.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committees.”

The Audit Committee has received from Deloitte & Touche LLP the written statements required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP that firm’s independence. The Audit Committee has concluded that Deloitte & Touche LLP’s provision of audit and non-audit services to the company and its affiliates is compatible with Deloitte & Touche LLP’s independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Peter L. Rhein (Chair) Richard P. Simon Edmond D. Villani

REPORT OF THE COMPENSATION COMMITTEE

In accordance with SEC rules, the following Compensation Committee Report shall not be incorporated by reference into any of our future filings made under the Exchange Act or under the Securities Act, and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2013 as incorporated by reference to this Proxy Statement.

MEMBERS OF THE COMPENSATION COMMITTEE

Edmond D. Villani (Chair) Peter L. Rhein Richard P. Simon

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of holdings of, and transactions in, our common stock with the SEC. To the best of our knowledge, based solely on a review of copies of such reports furnished to the company and representations from these reporting persons that no reports we required, we believe that in 2013 our directors, executive officers and ten percent holders complied with the requirements of Section 16(a). Reports filed with the SEC detailing purchases and sales of our equity securities by such persons may be found on our corporate website at www.cohenandsteers.com under the heading “Company—SEC Filings.”

OWNERSHIP OF COHEN & STEERS COMMON STOCK

The following securities ownership table sets forth certain information with respect to the beneficial ownership of our common stock as of March 14, 2014 by: (1) each person who is known by us to beneficially own more than 5% of any class of outstanding shares of our common stock; (2) each of our directors; (3) each of the executive officers named in the Summary Compensation Table; and (4) all of our executive officers and directors as a group.

Except as otherwise noted, each person exercises sole voting power or investment power over the shares of common stock beneficially owned by such person. The number of shares of common stock shown in the following security ownership table as beneficially owned by each director and executive officer was determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the following security ownership table, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which such person has the right to acquire within 60 days of March 14, 2014 through the exercise of any option, warrant or right or the delivery of shares of common stock underlying restricted stock units.

As of March 14, 2014, there were 44,733,986 shares of our common stock issued and outstanding. This amount does not include shares of common stock underlying restricted stock units issued by us to our employees. See footnote 1 to the following securities ownership table.

Name(†)	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock Outstanding	Amount of Restricted Stock Units Owned(1)
Baron Capital Group, Inc. 767 Fifth Avenue New York	3,170,253	(2)	7.1%	—
Martin Cohen	11,623,993	(3)	26.0%	173,262
Robert H. Steers	12,076,694	(4)	27.0%	173,262
Peter L. Rhein	24,001		*	6,918
Richard P. Simon	19,399		*	6,918
Edmond D. Villani	18,399		*	6,918
Frank T. Connor	0		*	0
Joseph M. Harvey	1,123,838	(5)	2.5%	151,097
Adam M. Derechin	375,494		*	79,118
Matthew S. Stadler	115,357		*	77,444
All directors and executive officers as a group (9 persons)	25,377,175		56.7%	674,937

†	The address for each of the directors and executive officers is c/o Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. Except as otherwise noted below and subject to applicable community property laws, each person has sole voting and investment power with respect to the shares listed and may, from time to time, hold shares in accounts that have a margin feature.

*	The number of shares of common stock held by such individual is less than 1% of the issued and outstanding shares of such class of common stock.

(1)	Represents non-voting restricted stock units granted under our Amended and Restated Stock Incentive Plan. Additional information relating to awards of restricted stock units to our named executive officers under our Amended and Restated Stock Incentive Plan appears in the Compensation Discussion and Analysis and the Summary Compensation Table.

(2)	This information has been obtained from a Schedule 13G/A filed on February 14, 2014 by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., and Ronald Baron.

(3)	Includes 1,340,701 shares of common stock held by The Martin Cohen 1998 Family Trust, of which Mr. Cohen’s spouse serves as trustee. Mr. Cohen disclaims beneficial ownership of the shares held by this trust.

(4)	Includes 950,920 shares of common stock held by the Robert H. Steers Family Trust, of which Mr. Steers’ spouse serves as trustee, 3,852,334 shares held by the Robert H. Steers Qualified Annuity Trust, of which Mr. Steers serves as the trustee, and 2,032,715 shares held by the Robert H. Steers 2012 Grantor Retained Annuity Trust, of which Mr. Steers serves as trustee. Mr. Steers disclaims beneficial ownership of the shares held by these trusts.

(5)	712,790 of the shares held by Mr. Harvey are held in a margin brokerage account and have been pledged as loan collateral.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Introduction

Our compensation programs are designed to support our business goals by attracting, motivating and retaining the high-performing talent we need to maintain and strengthen our position in the intensely competitive asset management industry. This section of the Proxy Statement explains how our compensation programs are designed and operate with respect to our executive officers who are named in the compensation tables of this Proxy Statement (we refer to these individuals as the “named executive officers”). For fiscal 2013, our named executive officers were our chief executive officer, Robert H. Steers, our executive chairman and former co-chief executive officer, Martin Cohen, our president, Joseph M. Harvey, our chief financial officer, Matthew S. Stadler, and our chief operating officer, Adam M. Derechin.

The Compensation Committee determines all components of our chief executive officer’s and executive chairman’s compensation. With respect to the other named executive officers, the Compensation Committee seeks recommendations from our chief executive officer and executive chairman and reviews and approves all components of our other named executive officers’ compensation. This includes making individual compensation decisions and reviewing and revising our compensation plans, programs, and guidelines as appropriate.

Compensation Philosophy

The following principles guide the design and oversight of our compensation programs:

Compensation is related to performance. We believe that an employee’s compensation should be tied to individual, team and company performance. For a discussion of the performance criteria considered by the Compensation Committee in setting the compensation of our named executive officers, see “Named Executive Officer Compensation” below.

Compensation levels are competitive. Our Compensation Committee annually reviews compensation survey data provided by McLagan Partners, our compensation consultant, to help ensure that our compensation programs are competitive (see “Compensation Consultant,” “Compensation Comparison Groups,” and “Named Executive Officer Compensation” below). The survey data covers companies with whom we compete for leadership talent. The Compensation Committee does not aim to target compensation levels within a particular range related to levels provided by industry peers. Instead, the Compensation Committee uses survey data as one factor within a broader decision-making process focused on ensuring that total compensation levels (i.e., annual base salary, annual incentive performance bonus and awards of restricted stock units ) are competitive in the context of company performance, individual performance and each of the named executive officer’s experience and job responsibilities. The company also periodically participates in industry seminars conducted by McLagan as well as asset management industry surveys that are conducted by McLagan which provide valuable information to the company in assessing the competitiveness of its compensation levels.

Equity awards are a significant part of total compensation. Equity awards in the form of grants of restricted stock units comprise a significant portion of the total compensation for the named executive officers. Our named executive officers are awarded restricted stock units as part of their annual incentive performance bonuses, a portion of which includes restricted stock units granted pursuant to our Mandatory Stock Bonus Program. These restricted stock units are generally granted at the time annual incentive performance bonuses are paid.

Grants of restricted stock units are consistent with our pay-at-risk philosophy, as receipt of the restricted stock units is generally conditioned on continued employment. In granting restricted stock units to our named executive officers, the Compensation Committee strives to provide our named executive officers with long-term incentive award opportunities that are consistent with awards made by companies in our industry and reflect each named executive officer’s individual performance. In addition, we believe that grants of restricted stock units align the interests of the named executive officers with those of our other shareholders, encourage our named executive officers to develop and lead our business and promote a commitment to the company’s long-term success. The restricted stock units generally vest over four years and are conditioned on continuous employment, which we believe serves as a retention incentive.

We promote employee ownership of our common stock. We provide our employees, including certain of our named executive officers, the opportunity to become shareholders of our company by permitting them to purchase shares of our common stock at a discount. Under our Amended and Restated Employee Stock Purchase Plan (“ESPP”), employees may purchase shares of our common stock at a 15% discount.

Say-on-Pay and Say-on-Frequency Results

The Compensation Committee considered the voting results of the non-binding advisory “say-on-pay” vote at our 2013 Annual Meeting of Shareholders in connection with determining executive compensation. A substantial majority of our shareholders (95.49% of the votes cast by our shareholders) approved the compensation of our named executive officers described in our 2013 proxy statement. As this level of support was extremely high, the Compensation Committee determined that shareholders generally supported our compensation programs. Accordingly, our approach to executive compensation for 2013 remained consistent with past practice. The Compensation Committee intends to continue to consider the views of shareholders when establishing and administering the company’s compensation programs.

At our 2011 Annual Meeting of Shareholders, a substantial majority of our shareholders (91.3% of the votes cast by our shareholders) voted for “say-on-pay” proposals to occur once every year. In light of this vote, and consistent with our recommendation, the Board of Directors determined that it currently intends to include a say-on-pay vote once every year until the next required vote on the frequency of shareholder votes on named executive officer compensation. Accordingly, we are holding the next annual “say-on-pay” vote at this 2014 Annual Meeting of Shareholders. We currently expect the next advisory vote on the frequency of shareholder votes on named executive officer compensation to occur at our 2017 Annual Meeting of Shareholders.

Elements of Executive Compensation

The primary components of the compensation of our named executive officers are annual base salaries and annual incentive performance bonuses (delivered to our named executive officers in part as cash bonuses and in part as restricted stock units, a portion of which includes restricted stock units granted pursuant to our Mandatory Stock Bonus Program).

Annual base salary. Base salaries are set at levels that are competitive with similar positions at comparable asset management companies (the group of comparable asset management companies is set forth under “Compensation Comparison Groups” below). Consistent with asset management industry practices, the Compensation Committee sets base salaries for named executive officers at levels that constitute a relatively low percentage of their total compensation. This approach is consistent with the principle of linking compensation to performance because it results in most of an executive’s compensation being earned through performance related incentives.

While we review base salaries annually, base salaries for our executives are generally adjusted less frequently. Adjustments, if any, in our executives’ base salaries are made to recognize significant expansion of an individual’s role, outstanding and sustained individual performance, or if competitive market data indicate a significant deviation from the market. Between 2008 and 2013, none of the named executive officers received a base salary increase.

Annual incentive performance bonus. The Compensation Committee grants annual incentive performance bonuses to our named executive officers under our Amended and Restated Annual Incentive Plan. Annual incentive performance bonuses are designed to tie bonus amounts to executive performance, the company’s performance and long-term increases in shareholder value. Because incentive compensation awards are based in part on executive and company performance, we believe incentive compensation should constitute the largest portion of a named executive officer’s annual compensation.

At the beginning of each fiscal year, the Compensation Committee, with input from senior management, reviews the general performance criteria for the company and our named executive officers. Such criteria may include the company’s net revenues, income, assets under management, net flows, and investment performance and other factors as determined by the Compensation Committee. In addition, the Compensation Committee determines the maximum annual incentive performance bonus for each of the named executive officers (for a specific discussion of the performance criteria reviewed and/or set by the Compensation Committee for performance year 2013, see “Named Executive Officer Compensation” below).

The maximum annual incentive performance bonuses are expressed as a percentage of our adjusted pre-tax profit. Adjusted pre-tax profit means our pre-incentive and pre-tax income, excluding extraordinary items. The maximum annual incentive performance bonus set for each named executive officer is not a target of the actual annual incentive performance bonus that will be paid to each named executive officer, but a cap on the range of compensation that the named executive officer may be paid while maintaining the tax deductibility of the bonus as “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee typically approves annual incentive performance bonuses to the named executive officers that are less than the maximum percentages allocated to the named executive officers. The Compensation Committee believes that this bonus structure is in the best interests of shareholders because it enables the most prudent use of our assets by providing for the deductibility of performance-based compensation while allowing the Compensation Committee to appropriately compensate the named executive officers based on the performance of the company and the executive.

At the end of each fiscal year, the Compensation Committee approves a specific annual incentive performance bonus amount for each named executive officer. The 2013 annual incentive performance bonus amounts approved by the Compensation Committee for our named executive officers are discussed below under the heading “Named Executive Officer Compensation.” In determining annual incentive performance bonus amounts, the Compensation Committee does not rely on predetermined formulas, weighted factors, specific benchmark percentiles or other specific and potentially limiting criteria. Rather, in determining the actual annual incentive performance bonus payable to a named executive officer, the Compensation Committee considers the overall performance of the company and the individual, a market data provided by McLagan, our compensation consultant, of the compensation practices of our public and private peer competitors (see “Compensation Consultant” and “Compensation Comparison Groups” below), historical compensation levels for each named executive officer, and other factors that the Compensation Committee deems relevant. In addition, the Compensation Committee considers recommendations from our chief executive officer and executive chairman in determining annual incentive performance bonuses for the other named executive officers.

Annual incentive performance bonuses are generally paid in January of the year following the fiscal year performance period and are generally composed of cash and restricted stock units, a portion of which is granted pursuant to our Mandatory Stock Bonus Program under our Amended and Restated Stock Incentive Plan. The Compensation Committee retains the discretion to adjust the cash and equity components of annual incentive performance bonuses from year to year as it deems appropriate.

Mandatory Stock Bonus Program. To retain our named executive officers and promote stock ownership, we mandatorily defer a meaningful portion of their annual incentive performance bonuses into restricted stock units pursuant to our Mandatory Stock Bonus Program under our Amended and Restated Stock Incentive Plan. In previous years, the company matched a portion of the executives’ mandatorily deferred amount in additional restricted stock units. However, at its May 8, 2012 meeting, the Compensation Committee, upon advice from McLagan and management, discontinued the company match on mandatorily deferred annual incentive performance bonus amounts, commencing with performance year 2012. All historical grants made pursuant to the company match under the Mandatory Stock Bonus Program will continue to vest and be delivered in accordance with the previous schedule. Any dividends paid by us on our common stock will be reflected in additional restricted stock units on such deferred amounts. The restricted stock units vests ratably over four years, and all accrued dividends vest on the fourth anniversary of the date of grant. For the amounts deferred under the Mandatory Stock Bonus Program for the named executive officers, see the tables contained on pages 26 and 27.

Optional Stock Purchase Program. From 2004 through 2012, our named executive officers could voluntarily defer a portion of their annual incentive performance bonus into restricted stock units pursuant to our Optional Stock Purchase Program under our Amended and Restated Stock Incentive Plan. Under the terms of our Optional Stock Purchase Program, we matched a portion of the optional deferred amount in additional restricted stock units. Any dividends paid by us on our common stock would be reflected in additional restricted stock units on such deferred and company matching contribution amounts. Pursuant to the terms of our Optional Stock Purchase Program, the restricted stock units acquired from voluntarily deferred amounts were immediately vested (but delivered on the third anniversary of the date of grant) and the restricted stock units from the company matching contributions and accrued dividends vested and were delivered on the third anniversary of the date of grant. At its May 8, 2012 meeting, the Compensation Committee, upon advice from McLagan and management, discontinued the Optional Stock Purchase Program, commencing with performance year 2013. All historical grants made pursuant to the Optional Stock Purchase Program, as well as the company match on such grants, will continue to vest and/or be delivered in accordance with the previous schedule. All of the named executive officers who made an election to voluntarily defer a portion of their 2012 annual incentive performance bonus were permitted to defer such optional deferred amount, and received a matching contribution from the company on such optional deferred amount. For the amounts deferred under the Optional Stock Purchase Program by certain of our named executive officers, see the table contained on page 27.

Restricted stock unit awards. In addition to the restricted stock units granted pursuant to our Mandatory Stock Bonus Program, as part of their annual incentive performance bonuses, our named executive officers receive awards of restricted stock units. Except in circumstances where a dividend is determined to be an extraordinary dividend, as determined in the sole discretion of the Compensation Committee, no dividends are paid on such restricted stock units. Any extraordinary dividend equivalent restricted stock units vest and will be delivered on the final delivery date for such restricted stock units, subject to continued employment.

Other compensation. Our named executive officers are generally eligible to participate, on an elective basis, in two other compensation plans that are generally available to all employees.

The ESPP. The purpose of the ESPP is to encourage and enable eligible employees to purchase our stock at a discount, thereby promoting employee stock ownership and, in turn, alignment of employee and shareholder interests. All named executive officers (except Mr. Steers and Mr. Cohen, who are not eligible to participate) may participate in this plan on the same basis as all other eligible employees. Eligible employees may elect to contribute on an after-tax basis between 1% and 10% of their annual salary and incentive performance bonus to purchase our common stock; provided, however, that an employee may not contribute more than $25,000 to the plan under Internal Revenue Service restrictions. Shares are purchased at a 15% discount from the fair market value of our common stock as determined on the last day of each of the quarterly offering periods.

401(k) Savings Plan. We offer a tax-qualified 401(k) plan to all eligible employees. Employees may elect to contribute on a pre-tax basis between 1% and 100% of their annual pay to the 401(k) plan, up to the annual Internal Revenue Service maximum. We match 50% of employee contributions in cash in order to encourage employee participation, with such matching contribution vesting over a five year period.

Benefits and Perquisites

Our practice is to provide benefits and perquisites to our named executive officers that are the same as those offered to all of our other employees.

Hedges of the Company’s Stock

Our employees are prohibited from engaging in any transaction intended to hedge or minimize losses in our securities, including engaging in transactions in puts, calls or other derivatives on our securities, or short-selling our securities or “selling against the box” (i.e., failing to deliver sold securities).

Compensation Consultant

The Compensation Committee has sole discretion to retain and terminate compensation consultant(s) to assist in the evaluation of the compensation of our executive officers. In 2013, the Compensation Committee retained McLagan Partners, a leading compensation consulting and research firm, to advise it on all matters related to the compensation of our named executive officers and our general compensation programs. McLagan advised the Compensation Committee in determining annual base salaries and annual incentive performance bonuses for our named executive officers and designing and determining their individual restricted stock unit amounts. McLagan also assisted the Compensation Committee by providing comparative market data on the compensation practices and programs of peer competitors and provided guidance on industry trends and best practices. In addition, McLagan assisted the Nominating and Corporate Governance Committee in setting director compensation.

Under SEC and NYSE rules, the Compensation Committee is required to perform an independence assessment prior to selecting any compensation consultant and must evaluate, on at least an annual basis, whether any work provided by such consultant raised any conflicts of interest. The Compensation Committee assessed McLagan’s independence at its March 14, 2014 meeting. In assessing McLagan’s independence, the Compensation Committee examined the services McLagan provided during fiscal 2013 and determined that neither McLagan nor its affiliates provided any services to the company or any of the company’s affiliates other than as set forth immediately herein. Accordingly, the Compensation Committee determined that McLagan is independent, and that McLagan’s work has not raised any conflicts of interest.

Compensation Comparison Groups

To ensure that our executive compensation programs are competitive, the Compensation Committee, with advice from McLagan, assessed market pay levels from two comparison groups: (i) 14 asset management companies that publicly disclose their executive compensation levels; and (ii) 38 asset management companies which, from a size and complexity perspective, are more similar to us.

The 14-firm group of asset management companies that publicly disclosed pay included: Affiliated Managers Group, Inc.; AllianceBernstein L.P.; BlackRock, Inc.; Calamos Asset Management, Inc.; Eaton Vance Corp.; Federated Investors, Inc.; Franklin Resources, Inc.; GAMCO Investors, Inc.; Invesco Ltd.; Janus Capital Group, Inc.; Lazard Asset Management; State Street Global Advisors, Inc.; Legg Mason, Inc.; and T. Rowe Price Group, Inc. The 38-firm group of asset management companies that are more comparable to the company from a size and complexity perspective included: Aberdeen Asset Management, Inc.; Acadian Asset Management, LLC; AEW Capital Management; Arrowstreet Capital, L.P.; AXA Investment Managers; BNP Paribas Investment Partners; The Boston Company Asset Management, LLC; Brandes Investment Partners, L.P.; Brandywine Global Investment Management, LLC; Brown Investment Advisory & Trust Company; Brown Brothers Harriman & Co.; Calamos Asset Management, Inc.; Clearbridge Advisors; DuPont Capital Management; Epoch Investment Partners, Inc.; GIC Private Limited; Glenmede Trust Company; Harvard Management Company, Inc.; Heitman Income Research & Management; Institutional Capital LLC; INTECH Investment Management LLC; Logan Circle Partners, L.P.; Managers Investment Group LLC; Matthews International Capital Management, LLC; Mercer Global Investments; NWQ Investment Management Company, LLC; Orbis Investment Management Limited; PanAgora Asset Management, Inc.; ProShare Advisors LLC; Raymond James Financial Services, Inc.; Reich & Tang Asset Management, LLC; RS Investment Management Co. LLC; Sands Capital Management, LLC; Schroder Investment Management North America Inc.; Virtus Investment Partners, Inc.; Vontobel Asset Management, Inc.; William Blair & Company, LLC; and XL Group.

Role of Management

Our senior management, under the leadership of our chief executive officer and executive chairman, plays an important role in establishing and maintaining our compensation programs. Senior management’s role includes recommending compensation plans and programs to the Compensation Committee, implementing the Compensation Committee’s decisions regarding the plans and programs and assisting and supporting the Compensation Committee in carrying out its duties.

Our chief executive officer and executive chairman regularly attend Compensation Committee meetings and provide information regarding the individual performance of the other named executive officers and make annual recommendations to the Compensation Committee of appropriate compensation levels for all named executive officers other than themselves.

Risk Considerations Relating to Our Compensation Programs

The Compensation Committee has discussed risk as it relates to our compensation programs with management and McLagan, and the Compensation Committee does not believe our compensation programs encourage excessive or inappropriate risk taking. By utilizing a balanced approach to total compensation, whereby we mandatorily defer a meaningful portion of our named executive officers’ annual incentive performance bonuses in the form of restricted stock units and actively promote long-term stock ownership to our employees, we seek to align the interests of our named executive officers with the interests of our shareholders.

Named Executive Officer Compensation

Chief Executive Officer and Executive Chairman. The Compensation Committee established a 2013 base salary of $750,000 for each of Mr. Steers and Mr. Cohen, unchanged since 2008. The Compensation Committee elected not to adjust base salaries for Mr. Steers and Mr. Cohen for 2013 because it determined that their current salaries remain reasonable and competitive.

On March 13, 2013, the Compensation Committee met and reviewed the general performance criteria for the company and for each of Mr. Steers and Mr. Cohen. At that meeting, the Compensation Committee also determined that the maximum annual incentive performance bonus for each of Mr. Steers and Mr. Cohen would be no more than 4.5% of our 2013 adjusted pre-tax profit, subject to the $10 million individual maximum payment amount set forth in the Amended and Restated Annual Incentive Plan. As previously discussed, in establishing this percentage, the Compensation Committee expected that the actual annual incentive performance bonus amounts awarded to Mr. Steers and Mr. Cohen for the fiscal year would be less than the maximum percentage.

On January 9, 2014, the Compensation Committee met to determine the 2013 annual incentive performance bonuses for each of Mr. Steers and Mr. Cohen. As part of this process, the Compensation Committee considered the following factors:

1.	The company’s overall performance during 2013 as measured from a strategic, investment and financial perspective. In particular, the Compensation Committee concluded that in 2013 the company’s (a) strategic performance was superior, with the company achieving virtually all of its goals related to product growth and diversification and client retention and expansion; (b) relative investment performance was superior, particularly within its largest funds; and (c) financial performance was mixed, in large part due to spending decisions made during the year that were intended to position the company for long-term success.

2.	The individual executive’s impact on the company’s strategic, investment and financial performance.

3.	The individual executive’s actual compensation during 2012.

4.	Competitive pay levels as measured versus the two comparison groups set forth above.

5.	Advice from McLagan, the compensation consultant for performance year 2013.

Based on its overall evaluation of these factors, the Compensation Committee determined that Mr. Steers’ and Mr. Cohen’s annual incentive performance bonuses for performance year 2013 should be reduced by 10% compared to the amount awarded for performance year 2012.

The table below sets forth total compensation considered and approved by the Compensation Committee for Mr. Steers and Mr. Cohen for the 2013 performance period, but is presented in a format that differs from the amounts required to be disclosed by SEC regulations in the Summary Compensation Table. Total compensation with respect to the 2012 and 2011 performance periods are included for comparative purposes.

			Annual Incentive Performance Bonus
Name	Year	Annual Base Salary ($)	Cash ($)	Mandatory RSU Deferral ($)	Mandatory RSU Match(1) ($)	Voluntary RSU Deferral ($)	Voluntary RSU Match ($)	RSU Award ($)	Total Compensation ($)
Robert H. Steers	2013	750,000	365,294	1,254,706	—	—	—	405,000	2,775,000
	2012	750,000	450,000	1,350,000	—	—	—	450,000	3,000,000
	2011	750,000	450,000	1,350,000	337,500	—	—	112,500	3,000,000

Martin Cohen	2013	750,000	365,294	1,254,706	—	—	—	405,000	2,775,000
	2012	750,000	450,000	1,350,000	—	—	—	450,000	3,000,000
	2011	750,000	450,000	1,350,000	337,500	—	—	112,500	3,000,000

(1)	At its May 8, 2012 meeting, the Compensation Committee discontinued the company match on mandatorily deferred annual incentive performance bonus amounts.

The restricted stock unit amounts included in the table above for the 2013 performance period were actually granted in January 2014, and therefore, are not reflected in the Summary Compensation Table or the 2013 Grants of Plan-Based Awards table because they were not granted in 2013.

Other Named Executive Officers. Based on the recommendations of Mr. Steers and Mr. Cohen, the Compensation Committee elected not to adjust the base salaries of Messrs. Harvey, Stadler and Derechin for 2013 because it determined that their salaries continued to be reasonable and competitive.

On March 13, 2013, the Compensation Committee met and reviewed the general performance criteria for the company and for each of Messrs. Harvey, Stadler and Derechin. At that meeting, the Compensation Committee also determined that the maximum annual incentive performance bonus for each of Messrs. Harvey, Stadler and Derechin would be no more than 3.5%, 2.5% and 2.5%, respectively, of our 2013 adjusted pre-tax profit, each subject to the $10 million individual maximum payment amount set forth in the Amended and Restated Annual Incentive Plan. As previously discussed, in establishing these percentages, the Compensation Committee expected that the actual annual incentive performance bonus amounts awarded to each of Messrs. Harvey, Stadler and Derechin for the fiscal year would be less than their respective maximum percentages.

On January 9, 2014, the Compensation Committee met and approved the annual incentive performance bonuses for each of Messrs. Harvey, Stadler and Derechin for the 2013 performance period. In approving these awards, the Compensation Committee considered the recommendations of the chief executive officer and executive chairman, the company’s net income, revenues, assets under management and net flows, the historical annual incentive performance bonus awards for each of Messrs. Harvey, Stadler and Derechin and other factors about each of these named executive officers, including their individual responsibilities, the chief executive officer’s and executive chairman’s assessment of their individual performance during the fiscal year, and the chief executive officer’s and executive chairman’s views of the initiative, business judgment and management skills of these named executive officers.

As was the case with Mr. Steers and Mr. Cohen, the Compensation Committee determined that the 2013 annual incentive performance bonuses for each of these named executive officers should be reduced by 10% compared to the amounts awarded for performance year 2012.

The table below sets forth total compensation considered and approved by the Compensation Committee for each of Messrs. Harvey, Stadler and Derechin for the 2013 performance period, but this table is presented in a format that differs from the amounts required to be disclosed by SEC regulations in the Summary Compensation Table. Total compensation with respect to the 2012 and 2011 performance periods are included for comparative purposes.

			Annual Incentive Performance Bonus
Name	Year	Annual Base Salary ($)	Cash ($)	Mandatory RSU Deferral ($)	Mandatory RSU Match(1) ($)	Voluntary RSU Deferral(2) ($)	Voluntary RSU Match(2) ($)	RSU Award ($)	Total Compensation ($)
Joseph M. Harvey	2013	500,000	556,250	568,750	—	—	—	675,000	2,300,000
	2012	500,000	325,000	612,500	—	312,500	78,125	750,000	2,578,125
	2011	500,000	325,000	612,500	153,125	312,500	78,125	596,875	2,578,125

Matthew S. Stadler	2013	300,000	538,500	451,500	—	—	—	258,750	1,548,750
	2012	300,000	610,000	490,000	—	—	—	287,500	1,687,500
	2011	300,000	610,000	490,000	122,500	—	—	165,000	1,687,500

Adam M. Derechin	2013	300,000	480,000	420,000	—	—	—	237,375	1,437,375
	2012	300,000	445,000	455,000	—	100,000	25,000	263,750	1,588,750
	2011	300,000	445,000	455,000	113,750	100,000	25,000	150,000	1,588,750

(1)	At its May 8, 2012 meeting, the Compensation Committee discontinued the company match on mandatorily deferred annual incentive performance bonus amounts.

(2)	At its May 8, 2012 meeting, the Compensation Committee discontinued the Optional Stock Purchase Program, commencing with performance year 2013. All historical grants made under the Optional Stock Purchase Program, as well as the company match on such grants, will continue to vest and/or be delivered in accordance with the previous schedule. Further, all employees who made an election to voluntarily defer a portion of their 2012 annual incentive performance bonus were permitted to defer such optional deferred amount, and received a matching contribution from the company on such optional deferred amount.

The restricted stock unit amounts included in the table above for the 2013 performance period were actually granted in January 2014, and therefore, are not reflected in the Summary Compensation Table or the 2013 Grants of Plan-Based Awards table because they were not granted in 2013.

Termination and Change in Control Arrangements

Under the terms of the restricted stock unit award agreements between the company and each of the named executive officers, upon a change in control (as such term is defined in the Amended and Restated Stock Incentive Plan) of the company, all unvested restricted stock units held by the named executive officers automatically vest in full if such executive’s employment is terminated by us without cause or by the executive for good reason (as such terms are defined in the restricted stock unit award agreements) within the two year period following a change in control of the company. This “double trigger” provision is designed to ensure that our named executive officers are able to focus their attention and energy on making objective business decisions that are in the best interests of our shareholders in connection with a potential change in control by addressing the personal uncertainties created by a change in the majority ownership of our company from Mr. Steers and Mr. Cohen. For additional information on the accelerated vesting of restricted stock units upon a change in control of the company, see “Accelerated Vesting of Restricted Stock Units” below.

In addition, pursuant to the terms of their employment agreements, our chief executive officer and executive chairman are entitled to certain payments and benefits upon the occurrence of specified events, including termination of employment (with and without cause). The specific terms of our chief executive officer’s and executive chairman’s respective employment agreements are described in detail under “Employment Agreements with Martin Cohen and Robert H. Steers” below. The terms of the employment agreements were determined through arms-length negotiations with each of them at the time of our initial public offering in 2004. As part of these negotiations, the company analyzed the terms of the same or similar arrangements for comparable executives employed by comparable companies in determining the amounts payable and the triggering events upon termination of employment or a change in control.

An estimate of the compensation that would have been payable to our named executive officers upon the occurrence of a change in control or termination of employment, as if each termination event occurred as of December 31, 2013, is described in detail under “Potential Payments upon Termination or Change in Control” below.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code prohibits a federal income tax deduction for compensation exceeding $1,000,000 paid to the named executive officers. However, compensation that is “performance based” (that is, compensation that is paid pursuant to pre-established objective performance goals that are based on criteria approved by the shareholders and that is determined and administered by the Compensation Committee) is excluded from this $1,000,000 limitation and should be tax deductible.

Our compensation plans are structured so that all amounts paid under those plans to our named executive officers should generally be fully deductible. The Compensation Committee annually establishes performance criteria in an effort to ensure the deductibility of the performance based awards made to our named executive officers under the Amended and Restated Annual Incentive Plan and our Amended and Restated Stock Incentive Plan. Accordingly, all such compensation paid in 2013 should be deductible by us. However, based on the complexity of our business, the rapidly changing nature of the industry, as well as the continued competitive market for outstanding leadership talent, we believe it may be appropriate and competitive from time to time to consider certain compensation even though it may not be fully tax deductible.

Summary Compensation Table

The following summary compensation table sets forth information concerning the total compensation, during 2013, 2012 and 2011, of our chief executive officer, our executive chairman, our chief financial officer and the next two most highly compensated executive officers. Amounts reported for Mr. Steers and Mr. Cohen reflect compensation earned in their positions as co-chairmen and co-chief executive officers. Effective January 1, 2014, Mr. Cohen became our executive chairman and Mr. Steers became our sole chief executive officer.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)		Total ($)
Robert H. Steers CEO	2013	750,000	—	1,799,978	—	365,294		—	264,282	(4)	3,179,554
	2012	750,000	—	1,799,931	—	450,000		—	314,055	(5)	3,313,986
	2011	750,000	—	2,249,965	—	450,000		—	233,656	(6)	3,683,621

Martin Cohen Executive Chairman	2013	750,000	—	1,799,978	—	365,294		—	264,282	(4)	3,179,554
	2012	750,000	—	1,799,931	—	450,000		—	314,055	(5)	3,313,986
	2011	750,000	—	2,249,965	—	450,000		—	233,656	(6)	3,683,621

Joseph M. Harvey President	2013	500,000	—	1,440,577	—	556,250		—	183,495	(4)	2,680,322
	2012	500,000	—	1,440,588	—	637,500	(7)	—	229,436	(5)	2,807,524
	2011	500,000	—	1,440,567	—	637,500	(8)	—	160,752	(6)	2,738,819

Matthew S. Stadler CFO	2013	300,000	—	777,470	—	538,500		—	118,666	(4)	1,734,636
	2012	300,000	—	777,457	—	610,000		—	155,005	(5)	1,842,462
	2011	300,000	—	777,437	—	610,000		—	111,877	(6)	1,799,314

Adam M. Derechin COO	2013	300,000	—	743,696	—	480,000		—	108,266	(4)	1,631,962
	2012	300,000	—	743,688	—	545,000	(7)	—	137,616	(5)	1,726,304
	2011	300,000	—	718,708	—	545,000	(8)	—	95,099	(6)	1,658,807

(1)	The annual incentive performance bonus for each of the named executive officers is reported in this Summary Compensation Table in the columns entitled “Non-Equity Incentive Plan Compensation” and “Stock Awards.”

(2)	The amounts in this column reflect the aggregate grant date fair value of restricted stock units granted in the fiscal year noted for each of the named executive officers (but not necessarily the performance year in which they were earned because the company typically grants stock awards in January of the year following the performance year) in accordance with ASC Topic 718. The grant date fair value was determined using the average of the high and low stock price for the shares of the company’s common stock on the date of grant. The 2013 Grants of Plan-Based Awards table contained in this Proxy Statement discloses the number and grant date fair value of restricted stock units granted in fiscal year 2013 to each of the named executive officers (other than with respect to restricted stock units granted pursuant to an election to voluntarily defer a portion of the annual incentive performance bonus under our Optional Stock Purchase Program).

(3)	The named executive officers received no perquisites or other personal benefits that were not otherwise offered to all of our other employees.

(4)	Includes a matching contribution in our 401(k) Plan of $11,500 for each of Messrs. Cohen, Steers, Harvey and Stadler and $8,750 for Mr. Derechin.

Also includes $252,782, $252,782, $171,995, $107,166, and $99,516 in dividend equivalents reflected in additional restricted stock units throughout 2013 on restricted stock unit awards held by each of Messrs. Cohen, Steers, Harvey, Stadler and Derechin.

(5)	Includes a matching contribution in our 401(k) Plan of $11,250 for each of Messrs. Cohen, Steers and Stadler and $8,500 for each of Messrs. Harvey and Derechin.

Also includes $302,805, $302,805, $220,936, $143,755, and $129,116 in dividend equivalents reflected in additional restricted stock units throughout 2012 on restricted stock unit awards held by each of Messrs. Cohen, Steers, Harvey, Stadler and Derechin.

(6)	Includes a matching contribution in our 401(k) Plan of $11,000 for each of Messrs. Cohen, Steers and Stadler and $8,250 for each of Messrs. Harvey and Derechin.

Also includes $222,656, $222,656, $152,502, $100,877, and $86,849 in dividend equivalents reflected in additional restricted stock units throughout 2011 on restricted stock unit awards held by each of Messrs. Cohen, Steers, Harvey, Stadler and Derechin.

(7)	Includes an annual incentive performance bonus cash amount of $325,000 and $445,000 and vested restricted stock units with a grant date fair value of $312,500 and $100,000 awarded to Messrs. Harvey and Derechin, respectively, on January 31, 2013 pursuant to their election to voluntarily defer such amount under our Optional Stock Purchase Program in lieu of the payment of cash for a portion of their 2012 annual incentive performance bonus.

(8)	Includes an annual incentive performance bonus cash amount of $325,000 and $445,000 and vested restricted stock units with a grant date fair value of $312,500 and $100,000 awarded to Messrs. Harvey and Derechin, respectively, on January 31, 2012 pursuant to their election to voluntarily defer such amount under our Optional Stock Purchase Program in lieu of the payment of cash for a portion of their 2011 annual incentive performance bonus.

2013 Grants of Plan-Based Awards

The following table discloses the actual number of unvested restricted stock units granted in 2013 to our named executive officers and the grant date fair value of these awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Action Date(1)	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Robert H. Steers	1/31/13	1/10/13	—	—	—	—	—	—	54,520	(3)	—	—	1,799,978

Martin Cohen	1/31/13	1/10/13	—	—	—	—	—	—	54,520	(3)	—	—	1,799,978

Joseph M. Harvey	1/31/13	1/10/13	—	—	—	—	—	—	43,634	(4)	—	—	1,440,577

Matthew S. Stadler	1/31/13	1/10/13	—	—	—	—	—	—	23,549	(5)	—	—	777,470

Adam M. Derechin	1/31/13	1/10/13	—	—	—	—	—	—	22,526	(6)	—	—	743,696

(1)	Restricted stock unit awards, including those restricted stock units awarded pursuant to our Mandatory Stock Bonus Program and Optional Stock Purchase Program are generally granted in the year following the fiscal year performance period. Accordingly, the restricted stock units awarded to each of the named executive officers for 2013 were actually granted in January 2014 and therefore, are not included in this table because they were not granted in 2013.

The Compensation Committee acted to award year-end equity based awards for the 2012 performance period at its regularly scheduled meeting on January 10, 2013, with the grants becoming effective on January 31, 2013. The average of the high and low price of our common stock on January 31, 2013 was used to determine the number of restricted stock units to be granted.

(2)	See “Annual Incentive Performance Bonus” and “Named Executive Officer Compensation” in this Proxy Statement for a discussion of non-equity incentive plan awards.

(3)	Includes 13,630 restricted stock units that vest one-fourth ratably on the last business day of each of January 2014, 2015, 2016, and 2017. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

Also includes 40,890 restricted stock units from our mandatory deferral of a portion of the executive’s 2012 annual incentive performance bonus. These restricted stock units will vest one-fourth ratably on the last business day of each of January 2014, 2015, 2016 and 2017. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred amounts and will also vest and be delivered on the last business day of January 2017. Payment of these mandatorily deferred amounts is contingent on continued employment.

(4)	Includes 22,716 restricted stock units that vest one-fourth ratably on the last business day of each of January 2014, 2015, 2016 and 2017. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

Also includes 18,552 restricted stock units from our mandatory deferral of a portion of the executive’s 2012 annual incentive performance bonus. These restricted stock units will vest one-fourth ratably on the last business day of each of January 2014, 2015, 2016 and 2017. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred amounts and will also vest and be delivered on the last business day of January 2017. Payment of these mandatorily deferred amounts is contingent on continued employment.

Does not include 9,465 vested restricted stock units from the optional deferral by the executive of a portion of his 2012 annual incentive performance bonus since the value of this optional deferral has been reported in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation” as part of the 2012 non-equity incentive plan award awarded to Mr. Harvey in 2013, but does include 2,366 restricted stock units granted to him as a company match on his optional bonus deferral. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such voluntarily deferred and company match amounts. These restricted stock units will vest and be delivered on the last business day of January 2016, subject, in the case of the company match and the dividends, to continued employment.

(5)	Includes 8,708 restricted stock units that vest one-fourth ratably on the last business day of each of January 2014, 2015, 2016 and 2017. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

Also includes 14,841 restricted stock units from our mandatory deferral of a portion of the executive’s 2012 annual incentive performance bonus. These restricted stock units will vest one-fourth ratably on the last business day of each of January 2014, 2015, 2016 and 2017. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred amounts and will also vest and be delivered on the last business day of January 2017. Payment of these mandatorily deferred amounts is contingent on continued employment.

(6)	Includes 7,988 restricted stock units that vest one-fourth ratably on the last business day of each of January 2014, 2015, 2016 and 2017. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

Also includes 13,781 restricted stock units from our mandatory deferral of a portion of the executive’s 2012 annual incentive performance bonus. These restricted stock units will vest one-fourth ratably on the last business day of each of January 2014, 2015, 2016 and 2017. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred amounts and will also vest and be delivered on the last business day of January 2017. Payment of these mandatorily deferred amounts is contingent on continued employment.

Does not include 3,028 vested restricted stock units from the optional deferral by the executive of a portion of his 2012 annual incentive performance bonus since the value of this optional deferral has been reported in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation” as part of the 2012 non-equity incentive plan award awarded to Mr. Derechin in 2013, but does include 757 restricted stock units granted to him as a company match on his optional bonus deferral. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such voluntarily deferred and company match amounts. These restricted stock units will vest and be delivered on the last business day of January 2016, subject, in the case of the company match and the dividends, to continued employment.

2013 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding unvested restricted stock units for the named executive officers as of December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert H. Steers	—	—	—	—	—	186,285	(2)	7,462,577	—	—

Martin Cohen	—	—	—	—	—	186,285	(2)	7,462,577	—	—

Joseph M. Harvey	—	—	—	—	—	152,273	(3)	6,100,056	—	—

Matthew S. Stadler	—	—	—	—	—	91,668	(4)	3,672,220	—	—

Adam M. Derechin	—	—	—	—	—	83,470	(5)	3,343,808	—	—

(1)	Based on the closing price of our common stock of $40.06 on December 31, 2013.

(2)	Includes 24,426 restricted stock units that were granted on January 29, 2010 that vest ratably on the last business day of each of January 2014 and 2015; and 39,633 restricted stock units deferred on January 31, 2011 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2014 and 2015; 2,501 restricted stock units that were granted on January 31, 2012 and that vest ratably on the last business day of each of January 2014, 2015 and 2016; 37,516 restricted stock units deferred on January 31, 2012 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2014, 2015 and 2016; 13,630 restricted stock units that were granted on January 31, 2013 that vest ratably on the last business day of each of January 2014, 2015, 2016 and 2017; and 40,890 restricted stock units deferred on January 31, 2013 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2014, 2015, 2016 and 2017. Also includes 27,689 restricted stock units acquired as unvested dividend equivalents in connection with the executive’s mandatory restricted stock unit deferrals, including the company’s related matching contribution, as well as unvested dividend equivalents on the executive’s other outstanding restricted stock units in connection with the September 2010, September 2011, December 2012, and December 2013 special dividends.

(3)	Includes 3,733 restricted stock units that were granted on January 30, 2009 and that vested on the last business day of January 2014; 20,030 restricted stock units that were granted on January 29, 2010 that vest ratably on the last business day of each of January 2014 and 2015; 515 restricted stock units deferred on January 29, 2010 pursuant to our Mandatory Stock Bonus Program that vested on the last business day of January 2014; 10,514 restricted stock units that were granted on January 31, 2011 and that vest ratably on the last business day of each of January 2014 and 2015; 13,486 restricted stock units deferred on January 31, 2011 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2014 and 2015; 2,752 restricted stock units deferred on January 31, 2011 pursuant to a company match under our Optional Stock Purchase Program that vested on the last business day of January 2014; 13,270 restricted stock units that were granted on January 31, 2012 and that vest ratably on the last business day of each of January 2014, 2015 and 2016; 17,022 restricted stock units deferred on January 31, 2012 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2014, 2015 and 2016; 2,315 restricted stock units deferred on January 31, 2012 pursuant to a company match under our Optional Stock Purchase Program that vest on the last business day of January 2015; 22,716 restricted stock units that were granted on January 31, 2013 that vest ratably on the last business day of each of January 2014, 2015, 2016 and 2017; 18,552 restricted stock units deferred on January 31, 2013 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2014, 2015, 2016 and 2017; and 2,366 restricted stock units deferred on January 31, 2013 pursuant to a company match under our Optional Stock Purchase Program that vest on the last business day of January 2016. Also includes 25,002 restricted stock units acquired as unvested dividend equivalents in connection with the executive’s mandatory restricted stock unit deferrals and any optional restricted stock unit deferrals, including the company’s related matching contribution, as well as unvested dividend equivalents on the executive’s other outstanding restricted stock units in connection with the September 2010, September 2011, December 2012, and December 2013 special dividends.

(4)

Includes 3,733 restricted stock units that were granted on January 30, 2009 that vested on the last business day of January 2014; 17,098 restricted stock units that were granted on January 29, 2010 and that vest ratably on the last business day of each of January 2014 and 2015; 515 restricted stock units deferred on January 29, 2010 pursuant to our Mandatory Stock Bonus Program that vested on the last business day of January 2014; 2,906 restricted stock units that were granted on January 31, 2011 and that vest ratably on the last business day of each of January 2014 and 2015; 10,789 restricted stock units deferred on January 31, 2011 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2014 and 2015; 3,669 restricted stock units that were granted on January 31, 2012 and that vest ratably on the last business day of each of January 2014, 2015 and 2016; 13,617 restricted stock units deferred on January 31, 2012 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2014, 2015 and 2016; 8,708 restricted stock units that were granted on January 31, 2013 that vest ratably on the last business day of each of January 2014, 2015, 2016 and 2017; and 14,841 restricted stock units deferred on January 31, 2013 pursuant to our Mandatory

Stock Bonus Program that vest ratably on the last business day of each of January 2014, 2015, 2016 and 2017. Also includes 15,792 restricted stock units acquired as unvested dividend equivalents in connection with the executive’s mandatory restricted stock unit deferrals, including the company’s related matching contribution, as well as unvested dividend equivalents on the executive’s other outstanding restricted stock units in connection with the September 2010, September 2011, December 2012, and December 2013 special dividends.

(5)	Includes 1,867 restricted stock units that were granted on January 30, 2009 that vested on the last business day of January 2014; 15,144 restricted stock units that were granted on January 29, 2010 and that vest ratably on the last business day of each of January 2014 and 2015; 515 restricted stock units deferred on January 29, 2010 pursuant to our Mandatory Stock Bonus Program that vested on the last business day of January 2014; 2,642 restricted stock units that were granted on January 31, 2011 that vest ratably on the last business day of each of January 2014 and 2015; 10,018 restricted stock units deferred on January 31, 2011 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2014 and 2015; 3,335 restricted stock units that were granted on January 31, 2012 and that vest ratably on the last business day of each of January 2014, 2015 and 2016; 12,644 restricted stock units deferred on January 31, 2012 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2014, 2015 and 2016; 741 restricted stock units deferred on January 31, 2012 pursuant to a company match under our Optional Stock Purchase Program that vest on the last business day of January 2015; 7,988 restricted stock units that were granted on January 31, 2013 that vest ratably on the last business day of each of January 2014, 2015, 2016 and 2017; 13,781 restricted stock units deferred on January 31, 2013 pursuant to our Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2014, 2015, 2016 and 2017; and 757 restricted stock units deferred on January 31, 2013 pursuant to a company match under our Optional Stock Purchase Program that vest on the last business day of January 2016. Also includes 14,038 restricted stock units acquired as unvested dividend equivalents in connection with the executive’s mandatory restricted stock unit deferrals and any optional restricted stock unit deferrals, including the company’s related matching contribution, as well as unvested dividend equivalents on the executive’s other outstanding restricted stock units in connection with the September 2010, September 2011, December 2012, and December 2013 special dividends.

2013 Option Exercises and Stock Vested

The following table sets forth certain information regarding restricted stock units that vested in 2013 for the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Robert H. Steers	—	—	45,368	(1)	1,483,534

Martin Cohen	—	—	45,368	(1)	1,483,534

Joseph M. Harvey	—	—	50,886	(2)	1,666,967

Matthew S. Stadler	—	—	26,754	(3)	874,856

Adam M. Derechin	—	—	26,566	(4)	896,694

(1)	Includes the vesting of 12,213 restricted stock units on January 31, 2013 with a value realized on vesting of $399,365 that were originally granted on January 29, 2010; 19,817 restricted stock units on January 31, 2013 with a value realized on vesting of $648,016 that were originally granted on January 31, 2011; and 13,338 restricted stock units on January 31, 2013 with a value realized on vesting of $436,153 that were originally granted on January 31, 2012.

(2)	Includes the vesting of 2,182 restricted stock units on January 31, 2013 with a value realized on vesting of $71,351 that were originally granted on January 25, 2008; 5,045 restricted stock units on January 31, 2013 with a value realized on vesting of $164,972 that were originally granted on January 30, 2009; 10,529 restricted stock units on January 31, 2013 with a value realized on vesting of $344,298 that were originally granted on January 29, 2010; 12,000 restricted stock units on January 31, 2013 with a value realized on vesting of $392,400 that were originally granted on January 31, 2011; 10,096 restricted stock units on January 31, 2013 with a value realized on vesting of $330,139 that were originally granted on January 31, 2012; 714 dividend equivalents on January 31, 2013 associated with the Mandatory Stock Bonus Program with a value realized on vesting of $23,348; and 855 dividend equivalents on January 31, 2013 with a value realized on vesting of $27,959 associated with restricted stock units granted on January 25, 2008. Also includes the grant of 9,465 vested restricted stock units voluntarily deferred by the executive on January 31, 2013 from his annual incentive performance bonus with a value realized on vesting of $312,500. These vested restricted stock units voluntarily deferred by the executive will not be delivered until the last business day of January 2016.

(3)	Includes the vesting of 4,608 restricted stock units on January 31, 2013 with a value realized on vesting of $150,682 that were originally granted on January 30, 2009; 9,064 restricted stock units on January 31, 2013 with a value realized on vesting of $296,393 that were originally granted on January 29, 2010; 6,847 restricted stock units on January 31, 2013 with a value realized on vesting of $223,897 that were originally granted on January 31, 2011; 5,760 restricted stock units on January 31, 2013 with a value realized on vesting of $188,352 that were originally granted on January 31, 2012; 475 dividend equivalents on January 31, 2013 associated with the Mandatory Stock Bonus Program with a value realized on vesting of $15,533.

(4)	Includes the vesting of 2,741 restricted stock units on January 31, 2013 with a value realized on vesting of $89,631 that were originally granted on January 30, 2009; 8,361 restricted stock units on January 31, 2013 with a value realized on vesting of $273,405 that were originally granted on January 29, 2010; 6,330 restricted stock units on January 31, 2013 with a value realized on vesting of $206,991 that were originally granted on January 31, 2011; 5,325 restricted stock units on January 31, 2013 with a value realized on vesting of $174,128 that were originally granted on January 31, 2012; 475 dividend equivalents on January 31, 2013 associated with the Mandatory Stock Bonus Program with a value realized on vesting of $15,533; and 306 dividend equivalents on January 31, 2013 associated with the Optional Stock Purchase Program with a value realized on vesting of $10,006. Also includes the grant of 3,028 vested restricted stock units voluntarily deferred by the executive on January 31, 2013 from his annual incentive performance bonus with a value realized on vesting of $100,000. These vested restricted stock units voluntarily deferred by the executive will not be delivered until the last business day of January 2016.

Nonqualified Deferred Compensation for Fiscal 2013

The following table provides the amount of compensation that each named executive officer deferred pursuant to our Optional Stock Purchase Program during fiscal 2013 with respect to voluntarily deferred and vested, but undelivered restricted stock units (for a discussion of the Optional Stock Purchase Program, see “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Performance Bonus—Optional Stock Purchase Program” above).

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings (Losses) in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last Fiscal Year End ($)(5)
Martin Cohen	—	—	—	—	—

Robert H. Steers	—	—	—	—	—

Joseph M. Harvey	312,500	—	261,089	—	1,191,264

Matthew S. Stadler	—	—	—	—	—

Adam M. Derechin	100,000	—	62,214	45,943	240,040

(1)	This column represents the named executive officers’ voluntary deferrals under our Optional Stock Purchase Program during fiscal 2013. These restricted stock units are fully vested, but will not be delivered until the third anniversary of the date of grant. These values are also reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table (see footnote (7) to the Summary Compensation Table).

(2)	Although the company matches the executive’s contributions in additional restricted stock units, these match restricted stock units and the associated accrued dividend equivalents are unvested and will be delivered on the third anniversary of grant, and as such, are not included in this table. The company match restricted stock units are, however, reflected in the “Stock Awards” column of the Summary Compensation Table. See footnote (2) to the Summary Compensation Table.

(3)	This column represents the earnings during fiscal 2013 on 1,099 vested restricted stock units that were voluntarily deferred by Mr. Derechin pursuant to our Optional Stock Purchase Program that were delivered in January 2013. Also includes earnings during fiscal 2013 on 29,737 and 5,992 vested restricted stock units that were voluntarily deferred by each of Messrs. Harvey and Derechin, respectively, pursuant to our Optional Stock Purchase Program that have not yet been delivered. Also includes the value realized on 306 dividend equivalent restricted stock units that were delivered in 2013 for Mr. Derechin.

(4)	Represents the value realized on 1,099 vested restricted stock units for Mr. Derechin that were delivered in fiscal 2013, plus the value realized on 306 dividend equivalent restricted stock units thereon for Mr. Derechin.

(5)	Represents the value of 29,737 and 5,992 vested and undelivered restricted stock units for each of Messrs. Harvey and Derechin as of December 31, 2013. With respect to these restricted stock units, $937,500 and $200,000, respectively, has been previously reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The values set forth in this column are based on the closing price of our common stock of $40.06 on December 31, 2013. Upon executive’s termination for any reason prior to the delivery date, the underlying shares of common stock will not be delivered and the executive will instead be paid the original deferral amount ($937,500 and $200,000 for Messrs. Harvey and Derechin, respectively) in cash six months following the date of termination.

Potential Payments upon Termination or Change in Control

Under the terms of the restricted stock unit award agreements between the company and each of the named executive officers and the employment agreements with Mr. Steers and Mr. Cohen, our named executive officers are entitled to certain compensation in the event of a termination of employment or a change in control of the company. The amount of compensation payable to each named executive officer upon the occurrence of certain specified events is listed in the tables below.

Robert H. Steers. The following table sets forth the potential payments upon termination of employment of Robert H. Steers, our chief executive officer.

Executive Benefits and Payments Upon Termination(1)	Resignation by Executive for Good Reason ($)	Resignation by Executive without Good Reason ($)	Without Cause Termination by the Company ($)	For Cause Termination by the Company ($)	Without Cause Termination by the Company or Good Reason Resignation by Executive, Following Change in Control ($)		Death of the Executive ($)		Disability of the Executive ($)
Compensation:
Base Salary ($750,000)	1,500,000	—	1,500,000	—	2,250,000		—		—
Annual Incentive Bonus	2,000,000	—	2,000,000	—	3,000,000		1,000,000		1,000,000
Long Term Incentives Restricted Stock Units	—	—	—	—	7,462,577	(4)	7,462,577	(4)	7,462,577	(4)

Benefits and Perquisites:
Continued Medical Benefits(2)	353,486	353,486	353,486	—	353,486		—		353,486
Excise Tax Gross-Up(3)	—	—	—	—	2,574,451		—		—

Total	3,853,486	353,486	3,853,486	—	15,640,514		8,462,577		8,816,063

(1)	Assumes the executive’s date of termination is December 31, 2013 and the price per share of our common stock on the date of termination is $40.06 per share.

(2)	The employment agreement with Mr. Steers provides that, if the executive’s employment terminates for any reason other than by us for cause (as such term is defined in the employment agreement), then Mr. Steers and his spouse and dependents will be entitled to continued coverage under our medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by Mr. Steers of the same premiums he would have paid during such period of coverage if he were an active employee. The value of the continued health benefits is based upon the RP 2000 Healthy Male and Female Mortality Tables and our providing health care coverage to the executive, his spouse and dependents until the executive’s death. Actuarial methods, considerations and analyses used in making this calculation conform to the appropriate Standards of Practice and Guidelines of the Actuarial Standards Board.

(3)	The employment agreement with Mr. Steers provides that, in the event payments under an employment agreement or otherwise result in a parachute excise tax to the executive, he will be entitled to a gross up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross up payment.

(4)	Includes the value of 40,577 unvested restricted stock units. Also includes the value of 118,039 unvested restricted stock units acquired in connection with the executive’s mandatory annual incentive performance bonus deferrals and 27,689 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s restricted stock unit awards.

Martin Cohen. The following table sets forth the potential payments upon termination of employment of Martin Cohen, our executive chairman.

Executive Benefits and Payments Upon Termination(1)	Resignation by Executive for Good Reason ($)	Resignation by Executive without Good Reason ($)	Without Cause Termination by the Company ($)	For Cause Termination by the Company ($)	Without Cause Termination by the Company or Good Reason Resignation by Executive, Following Change in Control ($)		Death of the Executive ($)		Disability of the Executive ($)
Compensation:
Base Salary ($750,000)	1,500,000	—	1,500,000	—	2,250,000		—		—
Annual Incentive Bonus	2,000,000	—	2,000,000	—	3,000,000		1,000,000		1,000,000
Long Term Incentives Restricted Stock Units	—	—	—	—	7,462,577	(4)	7,462,577	(4)	7,462,577	(4)

Benefits and Perquisites:
Continued Medical Benefits(2)	287,575	287,575	287,575	—	287,575		—		287,575
Excise Tax Gross-Up(3)	—	—	—	—	2,913,020		—		—

Total	3,787,575	287,575	3,787,575	—	15,913,172		8,462,577		8,750,152

(1)	Assumes the executive’s date of termination is December 31, 2013 and the price per share of our common stock on the date of termination is $40.06 per share.

(2)	The employment agreement with Mr. Cohen provides that, if the executive’s employment terminates for any reason other than by us for cause (as such term in defined in the employment agreement), then Mr. Cohen and his spouse and dependents will be entitled to continued coverage under our medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by Mr. Cohen of the same premiums he would have paid during such period of coverage if he were an active employee. The value of the continued health benefits is based upon the RP 2000 Healthy Male and Female Mortality Tables and our providing health care coverage to the executive, his spouse and dependents until the executive’s death. Actuarial methods, considerations and analyses used in making this calculation conform to the appropriate Standards of Practice and Guidelines of the Actuarial Standards Board.

(3)	The employment agreement with Mr. Cohen provides that, in the event payments under an employment agreement or otherwise result in a parachute excise tax to the executive, he will be entitled to a gross up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross up payment.

(4)	Includes the value of 40,557 unvested restricted stock units. Also includes the value of 118,039 unvested restricted stock units acquired in connection with the executive’s mandatory annual incentive performance bonus deferrals and 27,689 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s restricted stock unit awards.

Joseph M. Harvey. The following table sets forth the potential payments upon termination of employment of Joseph M. Harvey, our president. The table does not include any amounts that are set forth in the Nonqualified Deferred Compensation Table for Fiscal 2013 above.

Executive Benefits and Payments Upon Termination(1)	Resignation by Executive for Good Reason ($)	Resignation by Executive without Good Reason ($)	Without Cause Termination by the Company ($)	For Cause Termination by the Company ($)	Without Cause Termination by the Company or Good Reason Resignation by Executive Following Change in Control ($)		Death or Disability of the Executive ($)
Compensation:
Long Term Incentives Restricted Stock Units	—	—	—	—	6,100,056	(2)	6,100,056	(2)

(1)	Assumes the executive’s date of termination is December 31, 2013 and the price per share of our common stock on the date of termination is $40.06 per share.

(2)	Includes the value of 70,263 unvested restricted stock units. Also includes the value of 57,008 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 25,002 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s restricted stock unit awards.

Matthew S. Stadler. The following table sets forth the potential payments upon termination of employment of Matthew S. Stadler, our executive vice president and chief financial officer.

Executive Benefits and Payments Upon Termination(1)	Resignation by Executive for Good Reason ($)	Resignation by Executive without Good Reason ($)	Without Cause Termination by the Company ($)	For Cause Termination by the Company ($)	Without Cause Termination by the Company or Good Reason Resignation by Executive Following Change in Control ($)		Death or Disability of the Executive ($)
Compensation:
Long Term Incentives Restricted Stock Units	—	—	—	—	3,672,220	(2)	3,672,220	(2)

(1)	Assumes the executive’s date of termination is December 31, 2013 and the price per share of our common stock on the date of termination is $40.06 per share.

(2)	Includes the value of 36,114 unvested restricted stock units. Also includes the value of 39,762 unvested restricted stock units acquired in connection with the executive’s mandatory annual incentive performance bonus deferrals and 15,792 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s restricted stock unit awards.

Adam M. Derechin. The following table sets forth the potential payments upon termination of employment of Adam M. Derechin, our chief operating officer. The table does not include any amounts that are set forth in the Nonqualified Deferred Compensation Table for Fiscal 2013 above.

Executive Benefits and Payments Upon Termination(1)	Resignation by Executive for Good Reason ($)	Resignation by Executive without Good Reason ($)	Without Cause Termination by the Company ($)	For Cause Termination by the Company ($)	Without Cause Termination by the Company or Good Reason Resignation by Executive Following Change in Control ($)		Death or Disability of the Executive ($)
Compensation:
Long Term Incentives Restricted Stock Units	—	—	—	—	3,343,808	(2)	3,343,808	(2)

(1)	Assumes the executive’s date of termination is December 31, 2013 and the price per share of our common stock on the date of termination is $40.06 per share.

(2)	Includes the value of 30,976 unvested restricted stock units. Also includes the value of 38,456 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 14,038 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s restricted stock unit awards.

Assumptions. Below is a description of the assumptions that were used in determining the potential payments set forth in the tables above. Unless otherwise noted, the descriptions of the assumptions underlying the potential payments upon termination or change in control are applicable to all of our named executive officers.

Excise Tax Gross-Up. Upon the termination of employment of Mr. Steers or Mr. Cohen by the company without cause (as such term is defined in each of their employment agreements) or by either executive for good reason (as such term is defined in each of their employment agreements), each within the two year period following a change in control (as such term is defined in each of their employment agreements) of our company, we have agreed to reimburse Mr. Steers and Mr. Cohen for all excise taxes that are imposed on them under Section 4999 of the Internal Revenue Code and any income, employment and excise taxes that are payable by them as a result of reimbursements for Section 4999 excise taxes. The Section 4999 gross-up amounts set forth in the tables above assume that Mr. Steers and Mr. Cohen are entitled to a full reimbursement by us of (1) any excise taxes that are imposed upon them as a result of a change in control, (2) any income, employment and excise taxes imposed upon them as a result of our reimbursement of the excise tax amount, and (3) any additional income, employment and excise taxes that are imposed upon them as a result of our reimbursement of any excise, employment or income taxes. The calculation of the Section 4999 gross-up amounts set forth in the tables above is based upon a Section 4999 excise tax rate of 20%, a 39.6% federal income tax rate, a 2.35% Medicare tax rate, a 0.9% Medicare surcharge and the applicable state and local income tax rates. The discount rates used to compute the present value of accelerated payouts or accelerated vesting are determined by the Internal Revenue Service (120% of the applicable federal rates compounded semi-annually for December 2013 as referenced in Table 1 of Revenue Ruling 2013-26). For purposes of the Section 4999 calculation, we have assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to either executive executing a non-competition agreement.

Accelerated Vesting of Restricted Stock Units. Under the terms of the restricted stock unit award agreements between the company and each of the named executive officers, all unvested restricted stock units held by the named executive officers automatically vest in full if such executive’s employment is terminated (1) by us without cause (as defined below) or by the executive for good reason (as defined below), each within the two year period following a change in control (as defined below) of our company or (2) at any time due to the executive’s death or disability (as defined below).

With respect to vested restricted stock units granted pursuant to the Optional Stock Purchase Program under the Amended and Restated Stock Incentive Plan, if the executive’s employment is terminated for any reason, the underlying shares of common stock will not be delivered, and the executive will instead be paid the original deferral amount(s) in cash six months following the date of termination.

A termination is for “cause” if it is for any of the following reasons: (1) the executive’s continued failure substantially to perform the executive’s duties to us (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by us to the executive of such failure, (2) the executive’s engagement in conduct inimical to our interests, including without limitation, fraud, embezzlement, theft or dishonesty in the course of the executive’s employment, (3) the executive’s commission of, or plea of guilty or nolo contendere to, (x) a felony or (y) a crime other than a felony, which involves a breach of trust or fiduciary duty owed to us or an affiliate, (4) the executive’s disclosure of our or our affiliates’ trade secrets or confidential information, or (5) the executive’s breach of any agreement with us or an affiliate, including, without limitation, any agreement with respect to confidentiality, nondisclosure, non-competition or otherwise.

A termination is for “good reason” if it is for any of the following reasons: (1) the failure by us or one of our affiliates to pay or cause to be paid the executive’s base salary or annual bonus (to the extent earned in accordance with the terms of any applicable annual bonus or annual incentive arrangement), if any, when due or (2) any substantial and sustained diminution in the executive’s authority or responsibilities; provided that either of the events described in clauses (1) and (2) of this sentence shall constitute “good reason” only if we and our affiliates fail to cure such event within 30 days after receipt from the executive of written notice of the event which constitutes good reason; provided, further, that “good reason” shall cease to exist for an event on the 60th day following the later of its occurrence or the executive’s knowledge thereof, unless the executive has given us written notice thereof prior to such date.

A “change in control” means the occurrence of any of the following events: (1) the complete liquidation of our company or the sale or disposition, in one or a series of related transactions, of all or substantially all, of our assets to any “person” or “group” other than certain permitted holders; (2) any person or group, other than the permitted holders, is or becomes the beneficial owner of our securities representing both (x) 20% or more of the combined voting power of the then outstanding securities of our company and (y) more of the combined voting power of the then outstanding securities of our company than Mr. Steers and Mr. Cohen in the aggregate; (3) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the board cease for any reason to constitute a majority of the board, then in office; or (4) the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which we are involved, other than a merger, consolidation or amalgamation which would result in our shareholders immediately prior thereto continuing to own, in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of our voting securities or such surviving entity outstanding immediately after such merger, consolidation or amalgamation.

“Disability” means the inability of the employee to perform in all material respects his or her duties and responsibilities to the company by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (1) for a period of six consecutive months or (2) such shorter period as the Compensation Committee may reasonably determine in good faith. The disability determination is made in the sole discretion of the Compensation Committee.

Pension Benefits

Other than our broad-based 401(k) plan, we do not sponsor any pension plans.

Employment Agreements with Martin Cohen and Robert H. Steers

We have entered into identical employment agreements with Mr. Steers and Mr. Cohen (each, an “executive”). Each employment agreement sets forth the terms of each executive’s employment with the company. The employment agreements provide for an initial three-year employment term, which term automatically extends for additional one-year periods unless either party gives the other party 60 days’ prior written notice of such party’s intention not to extend the employment term.

Each employment agreement provided for an initial annual base salary of $500,000 or such other amount that may be determined in the sole discretion of the Board of Directors (which was adjusted to $750,000 effective January 1, 2008), and an annual incentive performance bonus as approved in the discretion of the Compensation Committee.

During the term, each Executive will be entitled to:

(1) employee benefits that are no less favorable than those employee benefits provided to him before the company’s initial public offering; and

(2) participate in all of our employee benefit programs on a basis which is no less favorable than is provided to any of our other executives.

Termination of employment

Death or disability. Pursuant to each employment agreement, if the executive’s employment terminates prior to the expiration of the term due to his death or disability (as such term is defined in the employment agreements), then the executive (or his estate, as the case may be) is entitled to receive:

(1) a lump sum payment equal to the executive’s target annual incentive performance bonus ($1,000,000) for the fiscal year in which termination occurs, payable when the annual incentive performance bonus would have otherwise been payable had executive’s employment not terminated;

(2) any accrued, but unpaid, base salary through the date of termination;

(3) any accrued and earned, but unpaid, annual incentive performance bonus for any previously completed fiscal year;

(4) reimbursement for any unreimbursed business expenses properly incurred prior to the date of termination; and

(5) such employee benefits, if any, as to which the executive may be entitled under any employee benefit plans of the company and its affiliates (the amounts described in clauses (2) through (5), the “Accrued Rights”).

Without cause or resignation for good reason. Pursuant to each employment agreement, if the executive’s employment is terminated prior to the expiration of the term by us without cause (as such term is defined in the employment agreements) or by the executive for good reason (as such term is defined in the employment agreements) or if we elect not to extend the term of the employment agreement (each a “qualifying termination”), then the executive is entitled to receive, subject to his compliance with certain restrictive covenants:

(1) a lump sum payment equal to two times (three times in the case of a qualifying termination that occurs on or following a change in control (as such term is defined in our Amended and Restated Stock

Incentive Plan)) the sum of the executive’s annual base salary and target annual incentive performance bonus for the fiscal year in which termination occurs. Any termination by us without cause within six months prior to a change in control will be deemed to be a termination of employment on the date of such change in control. Any amounts paid by the company pursuant to this clause (1) will be reduced by the present value of any other cash severance or termination benefits payable to the executive under any other plan, programs or arrangements of the company or its affiliates; and

(2) the Accrued Rights.

For cause or resignation without good reason. Pursuant to each employment agreement, if the executive’s employment is terminated prior to the expiration of the term by us for cause or by the executive without good reason, then the executive is entitled to receive only the Accrued Rights. Each employment agreement generally provides that, if the executive’s employment terminates for any reason other than by us for cause, the executive and his spouse and dependents are entitled to continued coverage under our medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by the executive of the same premiums he would have paid during such period of coverage if he were an active employee. In addition, each employment agreement provides that, in the event payments under an employment agreement or otherwise result in an excise tax to the executive, he is entitled to receive a gross-up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross-up payment.

Each employment agreement also provides that upon a termination of the executive’s employment for any reason the executive generally retains the right to use his name in connection with future business ventures.

Restrictive covenants

Non-competition and non-solicitation. Pursuant to each employment agreement, during the term of the agreement and, if the executive’s employment is terminated by us for cause or by the executive without good reason or the executive elects not to extend the term of the employment agreement, for one year following such termination of employment, the executive is generally prohibited from:

(1) initiating contact with or seeking to provide investment advisory services to certain persons to whom we or any of our affiliates render such services;

(2) soliciting or seeking to induce or actually inducing certain of our employees or employees of our affiliates to discontinue such employment or hiring or employing such employees;

(3) directly or indirectly engaging in any business that competes with our business or the business of our affiliates within the United States or any other country in which we or our affiliates are conducting business at the time of determination;

(4) acquiring a financial interest in, or otherwise becoming actively involved with, any competitive business; and

(5) interfering with, or attempting to interfere with, business relationships between us or any of our affiliates and our customers, clients, suppliers, partners, members or investors.

Confidentiality, Intellectual Property and Non-Disclosure. Each executive is subject to customary confidentiality, intellectual property and non-disclosure provisions, including provisions which, in general, prohibit the executive from disclosing, retaining or using for his or any other person’s benefit confidential or proprietary information of the company and provisions which, in general, require the executive to assign, transfer and convey to us all rights to, including intellectual property rights, any works of authorship, inventions, intellectual property, materials, documents or other work product created by the executive during his employment with the company.

If the executive breaches any of the restrictive covenants, in addition to any remedies at law, the executive agrees that we will be entitled to cease making any payments or providing any benefit otherwise required by the employment agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

General provisions

In the event of a dispute between us and either executive arising under or related to such executive’s employment agreement, we have agreed to pay any legal fees and expenses reasonably incurred by the executive in connection with such dispute if the executive prevails in substantially all material respects on the issues presented for resolution.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2013, relating to our equity compensation plans pursuant to which grants of restricted stock units or other rights to acquire shares of our common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Approved
Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan	2,410,016	(1)	3,864,760	(2)
Amended and Restated Cohen & Steers, Inc. Employee Stock Purchase Plan	N/A	N/A	274,931	(3)
Total Approved by Shareholders	2,410,016	(1)	4,139,691
Not Approved
None	—	—	—

(1)	As of December 31, 2013, all of the awards granted under our Amended and Restated Stock Incentive Plan were restricted stock units, which do not have an exercise price.

(2)	Consists of shares of our common stock issuable under our Amended and Restated Stock Incentive Plan pursuant to various awards the Compensation Committee may make, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards.

(3)	325,069 shares of the company’s common stock have been issued pursuant to the ESPP, whereby employees may purchase shares of the company’s common stock at 85% of the fair market value of our common stock on the last business day of each three month offering period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval or Ratification of Related Party Transactions

We have adopted a written policy whereby all employees, directors and certain other related parties (as defined in paragraph (a) of Item 404 of Regulation S-K) who have a direct or indirect interest in a transaction or agreement in which we are a participant (regardless of the dollar amount involved in the transaction or whether the transaction must be disclosed publicly by us, but excluding all typical employee/employer transactions such as compensation or participation in any of the benefit plans we sponsor) must promptly disclose the facts and circumstances of that transaction or agreement to our general counsel. The general counsel will promptly communicate all such information to management and the Audit Committee. Management, in consultation with the Audit Committee, will then determine whether the transaction may be consummated or permitted to continue.

If such transaction or agreement is a “related party transaction” as defined under Item 404(a) of Regulation S-K, then such transaction may not be consummated or continue without the approval or ratification of the Audit Committee. Members of the Audit Committee interested in a related party transaction must recuse themselves from any such vote. For these purposes, a “related party transaction” is any transaction (1) that is reportable by us under paragraph (a) of Item 404 of Regulation S-K, (2) in which we were or are to be a participant, (3) in which the amount involved exceeds $120,000 and (4) in which any related party had or will have a direct or indirect material interest.

Transactions or other arrangements between us and our clients, including registered investment companies for which we serve as an investment advisor, need not be approved or ratified. Further, asset management or other financial service relationships (such as those involving investments in our various funds, investment vehicles or accounts) provided either by or to us and involving a director or employee (or his or her immediate family members, or a company or charitable organization of which the director or employee or an immediate family member is (or, at the time of the transaction, was) a partner, shareholder, officer, employee or director) need not be approved or ratified so long as the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers.

Cohen & Steers Mutual Funds

The mutual funds for which we are the investment advisor are funds that we established and are marketed under our name. Mr. Steers and Mr. Cohen, our chief executive officer and executive chairman, respectively, serve as co-chairmen of each Cohen & Steers closed-end and open-end mutual fund. Mr. Harvey, our president, serves as a vice-president of each Cohen & Steers closed-end and open-end mutual fund. Mr. Derechin, our chief operating officer, serves as chief executive officer and president of each Cohen & Steers closed-end and open-end mutual fund. Messrs. Steers, Cohen, Harvey and Derechin do not receive compensation for their services from any Cohen & Steers mutual fund. There are no relationships between our other directors and the Cohen & Steers mutual funds or the institutional separate accounts for which we are the investment advisor.

S-corporation Distributions and Tax Indemnification Agreement

Prior to our initial public offering in 2004, we were treated for federal and certain state income tax purposes as an S-corporation under Subchapter S of the Internal Revenue Code. As a result, our earnings were taxed, with certain exceptions, directly to our shareholders, Mr. Steers and Mr. Cohen, rather than to us, leaving our shareholders responsible for paying income taxes on these earnings. We historically paid distributions to our shareholders to enable them to pay their income tax liabilities as a result of our status as an S-corporation and, from time to time, to distribute previously undistributed S-corporation earnings and profits.

In connection with the termination of our S-corporation status, we entered into a tax indemnification agreement with Mr. Steers and Mr. Cohen. Although we believe that we met the requirements to be taxed as an S-corporation for the applicable years, the agreement provides that, among other things, each of Mr. Steers and Mr. Cohen will indemnify us for any additional U.S. federal and state income taxes, including interest and penalties, incurred by us if for any reason we are deemed to have been a C-corporation during any period in which we reported our taxable income as an S-corporation. The tax indemnification obligations of Mr. Steers and Mr. Cohen is limited to the aggregate amount of all distributions we made to them to pay taxes for the taxable years for which we reported our taxable income as an S-corporation but are deemed to have been a C-corporation.

The agreement also provides for payment by Mr. Steers and Mr. Cohen to us and by us to Mr. Steers and Mr. Cohen to adjust for any increases or decreases in tax liability arising from a tax audit that affects our tax liability and results in a corresponding adjustment to the tax liability of Mr. Steers and Mr. Cohen. We have agreed to increase, or gross up, our indemnification payments to Mr. Steers and Mr. Cohen to the extent necessary to take into account the increase in current tax liability incurred by Mr. Steers and Mr. Cohen on account of the indemnification payments. The amount of any payment may not exceed the amount of benefit received by us or Mr. Steers and Mr. Cohen, as the case may be, attributable to such adjustment in tax liability.

Registration Rights Agreement

In connection with our initial public offering in 2004, Mr. Steers and Mr. Cohen entered into a registration rights agreement with us pursuant to which we granted Mr. Steers and Mr. Cohen and certain of their affiliates and transferees the right, as described below, to require us to register under the Securities Act shares of our common stock (and other securities convertible into or exchangeable or exercisable for shares of our common stock) held by them. Such registration rights are generally available to the rights holders until registration under the Securities Act is no longer required to enable the rights holders to resell the registrable securities owned by them.

The registration rights agreement provides, among other things, that we will pay all expenses in connection with the first ten demand registrations requested by the rights holders and in connection with any registration commenced by us in which the rights holders participate through “piggyback” registration rights granted under such agreement. We have the right to postpone any demand registration (i) if registration would require an audit of us other than our regular audit of the company conducted at our fiscal year end, (ii) if another registration statement which was not effected on Form S-3 has been declared effective under the Securities Act within 180 days or (iii) for a period of 90 days, if our Board of Directors determines that it is in our best interests to do so. The rights of the rights holders to exercise their “piggyback” registration rights are subject to our right to reduce on a pro rata basis among all requesting holders the number of requested shares of common stock to be registered if in the opinion of the managing underwriter the total number of shares to be so registered exceeds that number which may be sold without having an adverse effect on the price, timing or distribution of the offering of the shares.

ITEM 2:

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At its meeting on March 14, 2014, the Board of Directors, upon the recommendation of its Audit Committee, appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the current fiscal year ending December 31, 2014. Representatives of the firm of Deloitte & Touche LLP are expected to be present at our Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2014.

Ratification by our shareholders of the selection of the independent registered public accounting firm is not required, but the Board of Directors believes that it is desirable to submit this matter to our shareholders. If the selection of Deloitte & Touche LLP is not approved at the meeting, the Audit Committee will investigate the reason for the rejection and reconsider the appointment.

Principal Accounting Fees and Services

Aggregate fees for professional services provided by our independent registered public accounting firm, Deloitte & Touche LLP and its affiliates, for the fiscal years ended December 31, 2013 and 2012 are set forth below.

	2013	2012
Audit Fees(1)	$870,650	$895,800
Audit Related Fees(2)	127,754	128,317
Tax Fees(3)	168,548	102,800
All Other Fees(4)	2,395	2,395

Total	$1,169,347	$1,129,312

(1)	Fees for audit services consisted primarily of:

•	Audit of our annual consolidated financial statements.

•	Audit of our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.

•	Reviews of our quarterly consolidated financial statements.

•	Audits of our regulated subsidiaries.

•	Consultation on accounting and financial reporting standards arising during the course of the audit or review.

•	Review of annual Form 10-K and interim Form 10-Qs.

•	Review and required procedures related to SEC filings.

•	Attendance at Audit Committee meetings at which matters relating to the audit or review were discussed.

(2)	Fees for services related to (1) the examination of the company’s investment management and administrative services for institutional accounts, and (2) other reports filed with local regulatory authorities.

(3)	Fees for services related to various consultations regarding tax compliance matters.

(4)	“All Other Fees” consisted of the procurement of an on-line accounting research tool offered by Deloitte & Touche LLP to its clients.

Audit Committee Pre-Approval Policy

In accordance with the Cohen & Steers Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all audit and permitted non-audit services during fiscal 2013 and 2012 performed for us by our independent registered public accounting firm were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services (even though pre-approval of fees is not specifically required by the SEC rules) and the other terms of the engagement.

Periodically, and generally during the first quarter of each fiscal year, the Audit Committee reviews and pre-approves all audit, audit-related, tax and all other services that we expect to be performed by our independent registered public accounting firm for such fiscal year. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

In between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the Pre-Approval Policy to the Chairman of the Audit Committee. The Chairman must report any pre-approval decisions under the Pre-Approval Policy to the Audit Committee at its next scheduled meeting.

ITEM 3:

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are including a separate proposal to shareholders, for a non-binding advisory vote to approve the compensation of our named executive officers as disclosed under “Compensation of Executive Officers.” The text of the resolution in respect of Item 3 is as follows:

“RESOLVED, that the compensation paid to the company’s named executive officers as disclosed in the 2014 Proxy Statement, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion set forth in such Proxy Statement, is hereby APPROVED.”

In considering their vote, shareholders should review with care the information on our compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis set forth above.

In particular, shareholders should note that the Compensation Committee bases its executive compensation decisions on the following:

•	Compensation should be related to both the individual executive’s contribution to the company, as well as the overall performance of the company;

•	A comparison of the practices of peers in our industry and other comparable companies generally; and

•	Equity awards, in the form of forfeitable restricted stock units that vest over several years, should be a significant part of total compensation.

While the results of the vote are non-binding and advisory in nature, the Board of Directors intends to carefully consider the results of the vote.

At our 2013 Annual Meeting of Shareholders, 95.49% of the votes cast by our shareholders approved the compensation of our named executive officers described in our 2013 proxy statement. The Compensation Committee believes this affirms our shareholders’ support of our approach to executive compensation.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF

PROXY PROPOSALS, NOMINATION OF DIRECTORS AND

OTHER BUSINESS OF SHAREHOLDERS

Pursuant to the requirements of Rule 14a-8 under the Exchange Act, to be considered for inclusion in our proxy statement and proxy card for our 2015 Annual Meeting of Shareholders, a shareholder proposal must be received by us at our principal executive offices at 280 Park Avenue, New York, New York 10017 by November 26, 2014. All proposals should be sent to the attention of our Corporate Secretary.

In addition, our Bylaws set forth certain advance notice procedures to be followed by shareholders who wish to bring business before an annual meeting of shareholders or nominate candidates for election to the Board of Directors at an annual meeting of shareholders. Such procedures require that the shareholder give timely written notice to our Corporate Secretary. To be timely, such notice must be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided, that in the event that the date of the annual meeting is more than 20 days before or more than 70 days after such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Annual Meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that any proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,

Francis C. Poli Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice of Annual Meeting and Proxy Statement is/are available at www.proxyvote.com.

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COHEN & STEERS, INC.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned appoints Francis C. Poli and Adam Johnson, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Cohen & Steers, Inc. held of record by the undersigned as of March 14, 2014, at the 2014 Annual Meeting of Shareholders to be held on May 8, 2014, beginning at 9:00 a.m., local time, at Cohen & Steers corporate headquarters located at 280 Park Avenue, New York, New York and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

This proxy, when properly executed, will be voted in accordance with the instructions given on the reverse side of this form. If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, and FOR Items 2 and 3.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of Cohen & Steers written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

COHEN & STEERS, INC. 280 PARK AVENUE NEW YORK, NY 10017

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VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
1a. Martin Cohen 1b. Robert H. Steers 1c. Peter L. Rhein 1d. Richard P. Simon	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
1e. Edmond D. Villani 1f. Frank T. Connor	☐ ☐	☐ ☐	☐ ☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Ratification of Deloitte & Touche LLP as our independent registered public accounting firm. 3. Approval, by non-binding vote, of the compensation of the named executive officers.	☐ ☐	☐ ☐	☐ ☐

For address change/comments, mark here. (see reverse for instructions)			☐
Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date